   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2002

                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            CRESCENT FINANCE COMPANY
   (Exact name of Registrant and Co-Registrant as Specified in their Charters)

                                ----------------

             DELAWARE                                    6510                                      75-2531304
             DELAWARE                                    6510                                      42-1536518
   (State or other jurisdiction              (Primary Standard Industrial                       (I.R.S. Employer
        of incorporation or                   Classification Code Number)                    Identification Number)
           organization)

                                 777 MAIN STREET
                                   SUITE 2100
                            FORTH WORTH, TEXAS 76102
                                 (817) 321-2100

    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                            ------------------------

                                  DAVID M. DEAN
                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                 777 MAIN STREET
                                   SUITE 2100
                             FORT WORTH, TEXAS 76102
                                 (817) 321-2100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                 With a copy to:
                            SYLVIA M. MAHAFFEY, ESQ.
                              EDMUND D. GRAFF, ESQ.
                                SHAW PITTMAN LLP
                               2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-8000

                                ----------------

         APPROXIMATE DATE THE REGISTRANT PROPOSES TO BEGIN SELLING SECURITIES TO THE PUBLIC: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO          AGGREGATE PRICE          AGGREGATE              AMOUNT OF
     TO BE REGISTERED           BE REGISTERED            PER UNIT           OFFERING PRICE       REGISTRATION FEE
     ----------------           -------------            --------           --------------       ----------------
9.25% Senior Notes due 2009      $50,000,000               100%              $50,000,000              $4,600

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2002
PRELIMINARY PROSPECTUS


[CRESCENT LOGO]
CRESCENT REAL ESTATE EQUITIES
LIMITED PARTNERSHIP

CRESCENT FINANCE COMPANY

$50,000,000 9.25% SENIOR NOTES DUE 2009

On April 15, 2002, we issued $375 million of 9.25% Senior Notes Due 2009, or the 2009 Private Notes, in a private placement. On September 13, 2002, we offered $325 million in registered 9.25% Senior Notes due 2009, or the 2009 Exchange Notes, in exchange for $325 million in outstanding 2009 Private Notes. The terms of the 2009 Exchange Notes are identical to the terms of the 2009 Private Notes except that the Exchange Notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and therefore are freely transferable, subject to certain conditions. The remaining $50 million of the 2009 Private Notes, or the Affiliate Notes, were sold to our affiliates. We refer to the 2009 Private Notes, 2009 Exchange Notes and Affiliate Notes collectively as the Notes. Under this Prospectus, the selling noteholders named in this Prospectus, whom we call the affiliate purchasers, may offer and sell up to $50 million of the Affiliate Notes.

Our registration of the Affiliate Notes for possible resale does not mean that the affiliate purchasers will offer and sell their Affiliate Notes. We will not receive any money from any offer and sale of the Affiliate Notes by the affiliate purchasers, but we will incur expenses in connection with the registration of the Affiliate Notes.

No public market currently exists for the Affiliate Notes, and we do not intend to list the Affiliate Notes on any securities exchange. We therefore, do not anticipate that an active public market for the Affiliate Notes will develop.

INFORMATION ABOUT THE NOTES:

     -    The Notes will mature on April 15, 2009.

     - We will pay interest on the Notes semi-annually on April 15 and October 15 of each year, beginning October 15, 2002, at the rate of 9.25% per annum.

     - If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes.

     - The Notes will be unsecured and rank equally with all of our existing and future unsecured senior debt and rank senior to all of our future subordinated debt. The Notes will not be guaranteed by our subsidiaries. The Notes will be effectively subordinated to all of our secured debt and all of the debt of our subsidiaries.

     - We may redeem some or all of the Notes at any time on or after April 15, 2006, and we may redeem a portion of the Notes prior to April 15, 2005 using the proceeds of qualifying public equity offerings. In addition, we may redeem all of the Notes prior to April 15, 2006 if we pay a make-whole premium to holders.

YOU SHOULD BE AWARE THAT AN INVESTMENT IN OUR NOTES INVOLVES VARIOUS RISKS. SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October __, 2002

                                TABLE OF CONTENTS

                                                                        Page No.

About this prospectus......................................................   ii
Statements regarding forward-looking information...........................   ii
Summary....................................................................    1
Risk factors...............................................................    6
Ratio of earnings to fixed charges.........................................   18
No cash proceeds to the Operating Partnership..............................   18
Description of the Affiliate Notes.........................................   19
Book-entry settlement and clearance........................................   53
Selling noteholders........................................................   55
Plan of distribution.......................................................   62
Legal matters..............................................................   63
Where you can find more information........................................   63
Notice regarding Arthur Andersen LLP.......................................   64

                              ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we call the Commission, using a "shelf" registration process. Under this shelf process, any affiliate purchaser who purchased Affiliate Notes and is named in this Prospectus may resell those Affiliate Notes. Our Prospectus provides you with a general description of the Affiliate Notes. If required, when the affiliate purchaser offers and resells any Affiliate Notes, we will deliver or make available our Prospectus Supplement that will contain specific information about all of the terms of that offering. Our Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both our Prospectus and any Prospectus Supplement together with the additional information described under the heading "Where you can find more information."

                                ----------------

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted The information in this Prospectus is current as of the date of this Prospectus.

                                ----------------

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which reflect our current views with respect to future events, which may impact our results of operations and financial condition. In this Prospectus, the words "anticipate," "believe," "expect," "intend," "may," "will," "should," "plan," "estimate," "potential," "future" or "continue," or similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth in the section entitled "Risk factors" and elsewhere in this Prospectus, which could cause actual future results to differ materially from historical results or those described in the forward-looking statements. The forward-looking statements contained in this Prospectus should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Except as required under the federal securities laws and the rules and regulations of the Commission, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this Prospectus, whether as a result of new information, further events or otherwise.

                                     SUMMARY

This summary highlights the information contained elsewhere in this Prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of the resale rights, we encourage you to read this entire Prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this Prospectus.

In this Prospectus, "we," "us," "our" and "the Operating Partnership" refer to Crescent Real Estate Equities Limited Partnership and, unless the context otherwise requires, its subsidiaries, including Crescent Finance Company; and "Crescent" refers to Crescent Real Estate Equities Company and, unless the context otherwise requires, its subsidiaries.

OUR COMPANY

We are the operating partnership of Crescent Real Estate Equities Company, one of the nation's largest publicly held real estate investment trusts, or REITs, with approximately $4.7 billion in assets as of June 30, 2002.

     Our assets and operations are composed of four investment segments:

     -    Office Segment;

     -    Resort/Hotel Segment;

     -    Residential Development Segment; and

     -    Temperature-Controlled Logistics Segment.

          Within these segments, we owned or had an interest in the following real estate assets as of June 30, 2002:

     - the OFFICE SEGMENT consisted of 64 wholly-owned office properties, including three retail properties, and 10 office properties, seven of which are consolidated and three of which are unconsolidated, in which we have a joint venture interest. The office properties are located in 26 metropolitan submarkets in six states, with an aggregate of approximately 28.3 million net rentable square feet;

     - the RESORT/HOTEL SEGMENT consisted of five luxury and destination fitness resorts and spas with a total of 1,036 rooms/guest nights and four upscale business-class hotel properties with a total of 1,771 rooms;

     - the RESIDENTIAL DEVELOPMENT SEGMENT consisted of our ownership of real estate mortgages and voting and non-voting common stock representing interests ranging from 94% to 100% in five unconsolidated residential development corporations, which in turn, through joint venture or partnership arrangements, owned in whole or in part 22 upscale residential development properties; and

     - the TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of our 40% interest in a general partnership, which owns all of the common stock, representing substantially all of the economic interest, of the temperature-controlled logistics corporation, which we call the Temperature-Controlled Logistics Corporation, a REIT, which, as of June 30, 2002, directly or indirectly owned 89 temperature-controlled logistics properties with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

CORPORATE STRUCTURE

Crescent Real Estate Equities Limited Partnership is a Delaware limited partnership formed in 1994. Crescent Finance Company is a newly formed Delaware corporation and our wholly-owned subsidiary. Our principal executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and our telephone number at that address is (817) 321-2100. Our website is located at www.cei-crescent.com. The information on our website is not part of this Prospectus.

We are controlled by Crescent through its wholly-owned subsidiary, Crescent Real Estate Equities, Ltd., a Delaware corporation, which we call the General Partner. The General Partner owns a 1% general partner interest in the Operating Partnership. In addition, Crescent directly owns an approximately 89% limited partner interest in the Operating Partnership, with the remaining approximately 10% limited partner interest held by other limited partners.

RECENT DEVELOPMENTS

SEPTEMBER 2002 EXCHANGE OFFER

In September 2002, we commenced an exchange offer in which we offered to exchange $325 million of 2009 Exchange Notes for an equal aggregate principal amount of 2009 Private Notes that were properly tendered and accepted. The terms of the 2009 Exchange Notes are identical to the terms of the 2009 Private Notes except that the 2009 Exchange Notes are registered under the Securities Act and therefore are freely transferable, subject to certain conditions. The exchange offer will terminate an October 11, 2002.

REDEMPTION OF PREFERRED UNITS FROM GMACCM AND REPAYMENT OF INTRACOMPANY LOAN

On August 29, 2002, our subsidiary, Crescent Real Estate Funding IX, L.P., which we refer to as Funding IX, redeemed from GMAC Commercial Mortgage Corporation, which we refer to as GMACCM, all of the preferred units of Funding IX that were outstanding at that time for approximately $22.7 million. Funding IX funded the redemption with proceeds from the repayment to Funding IX of its loan to Crescent SH IX, Inc., a subsidiary of Crescent.

PROPERTY ACQUISITION

On August 29, 2002, we acquired Johns Manville Plaza, a 29-story, 675,000 square foot Class A office building located in Denver, Colorado. We acquired the property for approximately $91.2 million. The property is wholly-owned by us and included in our Office Segment.

PROPERTY DISPOSITION

On August 1, 2002, we completed the sale of the 6225 North 24th Street office property in Phoenix, Arizona. The sale generated net proceeds of approximately $9.0 million and a net gain of approximately $1.3 million. We used the proceeds from the sale of the 6225 North 24th Street office property to redeem Class A Units from GMACCM. This property was wholly-owned by us and was included in our Office Segment.

JOINT VENTURES
THREE WESTLAKE PARK

On August 21, 2002, we entered into a joint venture arrangement with an affiliate of General Electric, or GE, in connection with which we contributed an office property, Three Westlake Park in Houston, Texas, and GE made a cash contribution. GE holds an 80% equity interest in Three Westlake Park, and we continue to hold the remaining 20% equity interest in the office property. The joint venture generated approximately $47.1 million in net cash proceeds to us, including distributions resulting from the sale of our 80% equity interest and from $33.0 million of third-party mortgage financing at the joint venture level. We will continue to manage and lease Three Westlake Park on a fee basis.

SONOMA MISSION INN & SPA

On September 1, 2002, we entered into a joint venture arrangement with a subsidiary of Fairmont Hotels & Resorts, Inc., or FHR, pursuant to which we contributed a resort/hotel property and FHR purchased a 19.9% equity interest in the limited liability company that owns our Sonoma Mission Inn & Spa resort/hotel property in Sonoma County, California. We continue to own the remaining 80.1% interest. The joint venture generated approximately $8.0 million in net cash proceeds to us. We have loaned $45.12 million to the joint venture at an interest rate of LIBOR plus 300 basis points. The maturity date of the loan is the earlier of the date on which the joint venture obtains third-party financing or one year. The joint venture has the option to extend the loan for two successive 6-month periods by paying a fee. Under our agreement with FHR, we will manage the limited liability company that owns the Sonoma Mission Inn & Spa, and FHR will operate and manage the property under the Fairmont brand.

Agreement with Crescent Operating

On February 14, 2002, we executed an agreement, which we call the Agreement, with Crescent Operating, pursuant to which (i) Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating and, pursuant to a strict foreclosure, the voting interests in three of our residential development corporations and other assets and (ii) we agreed to assist and provide funding to Crescent Operating for the implementation of a pre-packaged bankruptcy of Crescent Operating. As a result of the transfers, we reduced Crescent Operating's rent obligations by $23.6 million, and its debt obligations by $40.1 million. We also have agreed to use commercially reasonable efforts to assist Crescent Operating in arranging Crescent Operating's repayment of its $15.0 million obligation to Bank of America, together with any accrued interest.

In addition, the Agreement provides that we and Crescent Operating will jointly seek to have a pre-packaged bankruptcy plan for Crescent Operating, reflecting the terms of the Agreement, approved by the bankruptcy court. Under the Agreement, we have agreed to provide approximately $14.0 million to Crescent Operating in the form of cash and common shares of Crescent to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of Crescent's common shares to the Crescent Operating stockholders. We have also agreed, however, that Crescent will issue common shares with a minimum dollar value of $2.2 million to the Crescent Operating stockholders, even if it would cause the total costs, claims and expenses that we pay to exceed $14.0 million. Currently, we estimate that the value of the common shares that will be issued to the Crescent Operating stockholders will be approximately $2.2 million to $5.4 million. The actual value of the common shares issued to the Crescent Operating stockholders will not be determined until the confirmation of Crescent Operating's bankruptcy plan and could vary from the estimated amounts, but will have a value of at least $2.2 million.

                                  THE OFFERING

ISSUERS...............................    Crescent Real Estate Equities Limited Partnership and Crescent Finance
                                          Company.

AFFILIATE NOTES.......................    $50,000,000 aggregate principal amount of 9.25% Senior Notes due 2009.


MATURITY DATE.........................    April 15, 2009.

INTEREST..............................    Interest will be payable in cash on April 15 and October 15 of each year, and will accrue from April 15, 2002.

OPTIONAL REDEMPTION...................    We may redeem some or all of the Affiliate Notes at any time on or after
                                          April 15, 2006. Prior to April 15, 2005, we may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from qualifying public equity offerings. The redemption prices are described under "Description of 2009 notes -- Optional Redemption." In addition, we may redeem all of the Notes prior to April 15, 2006 if we pay a make-whole premium to holders.

MANDATORY OFFER TO
REPURCHASE............................    If we experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the Affiliate Notes at the prices listed in "Description of 2009
                                          Notes -- Repurchase of Notes Upon a Change of Control" and " --
                                          Limitation on Asset Sales." We may not have sufficient funds available at the time of any change of control to effect the purchase.

RANKING...............................    The Affiliate Notes will be unsecured and will rank equally with all of our existing and future unsecured senior debt. The Affiliate Notes will be effectively subordinated to all of our secured debt and to all debt of our subsidiaries. As of June 30, 2002, we had approximately $1.6 billion of secured debt, all of which was senior to the Affiliate Notes to the extent of the value of the underlying assets.

                                          The Affiliate Notes will not be guaranteed by any of our subsidiaries. At
                                          June 30, 2002, our subsidiaries had $1.7 billion of debt outstanding that was effectively senior to the Affiliate Notes.

CERTAIN OTHER
COVENANTS.............................    The indenture restricts our ability and the ability of our restricted subsidiaries to:

                                          -    incur additional debt;

                                          -    incur additional secured debt and subsidiary debt;

                                          -    make certain distributions, investments and other restricted payments;

                                          -    limit the ability of restricted subsidiaries to make payments to us;

                                          -    enter into transactions with affiliates;

                                          -    create certain liens;

                                          -    sell assets;

                                          -    enter into certain sale-leaseback transactions; and

                                          -    consolidate, merge or sell all or substantially all of our assets.

                                          These covenants are subject to a number of significant limitations and exceptions. In addition, many of these covenants will be suspended during any time that the Notes have investment grade ratings by both Moody's
                                          Investors Services, Inc., or Moody's, and Standard & Poor's Rating
                                          Service, or S&P, and no default or event of default has occurred and is continuing. However, these covenants will apply and the suspension period will no longer be in effect if and when the Notes cease to have investment grade ratings by either Moody's or S&P or a default or event of default has occurred and is continuing.

                                  RISK FACTORS

An investment in the Notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this Prospectus, before you decide to purchase the Notes. The risks and uncertainties described below are not the only ones we confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business's financial condition and operating results could be materially adversely affected.

RISKS RELATED TO THE NOTES

WE ARE DEPENDENT ON INTERCOMPANY CASH FLOWS TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

We derive a significant portion of our operating income from our subsidiaries. As a holder of Notes, you will have no direct claim against our subsidiaries for payment under the Notes. We generate net cash flow from the operations of the assets that we own directly but also rely on distributions and other payments from our subsidiaries to produce the funds necessary to meet our obligations, including the payment of principal of and interest on the Notes. If the cash flow from our directly owned assets, together with the distributions and other payments we receive from subsidiaries, are insufficient to meet all of our obligations, we will be required to seek other sources of funds. These sources of funds could include proceeds derived from borrowings under our existing debt facilities, select property sales and the contribution by Crescent of net proceeds of public or private equity or debt offerings (which Crescent is obligated to contribute to us under the terms of our limited partnership agreement). There can be no assurance that we would be able to obtain the necessary funds from these sources on acceptable terms or at all.

THE AMOUNT OF DEBT THAT WE HAVE AND THE RESTRICTIONS IMPOSED BY THAT DEBT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR FINANCIAL CONDITION.

We have a substantial amount of debt. As of June 30, 2002:

     - we had approximately $2.5 billion of consolidated debt outstanding, of which approximately $1.6 billion was secured;

     -    we had a ratio of consolidated debt to gross total assets of 46%; and

     -    we had a ratio of debt to total market capitalization of 50%.

In addition, although the indenture that will govern the Notes and other of our debt agreements contain covenants that restrict our ability to incur additional debt, our organizational documents do not limit the level or amount of debt that we may incur. We do not have a policy limiting the ratio of our debt to our total capitalization or assets.

The amount of debt we have and may have outstanding could have important consequences to you. For example, it could:

     - make it difficult for us to satisfy our debt service requirements, including payments of principal and interest due under the Notes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

     - require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

     - limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business;

     - limit our ability to obtain additional financing, if we need it in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes;

     - increase the adverse effect on our available cash flow from operations that may result from changes in conditions in the economy in general and in the areas in which our properties are located; and

     - limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt.

Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness, including the Notes, will depend on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to do so, we may be required to refinance all or a portion of our series of debt, including the Notes, or to sell assets or obtain additional financing. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.

If we were to breach certain of our debt covenants, our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of our other existing public notes and the holders of the Notes, along with the lenders under our credit facility, might be able to require that those debts be paid immediately.

As a result, any default under our debt covenants could have an adverse effect on our financial condition and our ability to meet our obligations.

THE NOTES ARE STRUCTURALLY SUBORDINATED TO THE CLAIMS OF OUR SUBSIDIARIES' CREDITORS AND THE SUBSIDIARIES' PREFERRED EQUITY HOLDERS.

Because the Notes are not guaranteed by our subsidiaries, the Notes effectively will be subordinated in right of payment to all of their existing and future liabilities and to their preferred equity. As a result, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of the subsidiaries, the holders of any indebtedness or preferred equity of that subsidiary will be entitled to payment of that indebtedness and any liquidation preference on preferred equity from the assets of that subsidiary prior to the holders of any of our general unsecured obligations, including the Notes. At June 30, 2002, our subsidiaries had $1.7 billion of debt outstanding, including the Fleet Facility. As of August 31, 2002, our subsidiaries had no outstanding preferred equity.

THE NOTES ARE UNSECURED AND ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS.

Because the Notes are unsecured, they will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing the indebtedness. The indenture will permit us and our subsidiaries to incur certain additional secured indebtedness, provided that certain conditions are satisfied. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to our company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures the secured indebtedness prior to that collateral being available for satisfaction of any amounts owed under the notes. At June 30, 2002, we had $1.6 billion of secured debt outstanding, all of which was effectively senior to the Notes to the extent of the value of the underlying assets.

WE ARE OBLIGATED TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN OUR DEBT THAT COULD RESTRICT OUR OPERATING ACTIVITIES, AND THE FAILURE TO COMPLY COULD RESULT IN DEFAULTS THAT ACCELERATE THE PAYMENT UNDER OUR DEBT.

Our secured debt generally contains customary covenants, including, among others, provisions:

     -    relating to the maintenance of the property securing the debt;

     -    restricting our ability to pledge assets or create other liens;

     -    restricting our ability to incur additional debt;

     -    restricting our ability to amend or modify existing leases; and

     -    restricting our ability to enter into transactions with affiliates.

Our unsecured debt generally contains, and the indenture governing the Notes will contain, various restrictive covenants. The covenants in our unsecured debt and the Notes include, among others, provisions restricting our ability to:

     -    incur additional debt;

     -    incur additional secured debt and subsidiary debt;

     -    make certain distributions, investments and other restricted payments;

     -    limit the ability of restricted subsidiaries to make payments to us;

     -    enter into transactions with affiliates;

     -    create certain liens;

     -    sell assets;

     -    enter into certain sale-leaseback transactions; and

     -    consolidate, merge or sell all or substantially all of our assets.

In addition, certain covenants in our bank facilities require us and our subsidiaries to maintain certain financial ratios. Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. Our failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt, including the Notes.

WE MAY NOT BE ABLE TO REPURCHASE YOUR NOTES ON A CHANGE OF CONTROL AND WE MAY NOT BE REQUIRED TO MAKE A REPURCHASE.

If we undergo a "change of control," as defined in the Notes, we must offer to buy back the Notes for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. Any future debt that we incur also may contain restrictions on repurchases in the event of a change of control or similar event. We may not have sufficient funds available to make the required repurchase of the Notes in event of a change of control. If we fail to offer to repurchase the Notes upon a change of control, we will be in default under the indenture governing the Notes, which could cause defaults under and accelerations of our other debt. Any defaults under the Notes or our other debt could have a material adverse effect on our ability to meet our obligations.

These change of control repurchase requirements may delay or make it harder to obtain control of our company but may not prevent a transaction such as a reorganization, restructuring, merger or other similar transaction, because that kind of transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control. There is no requirement that any company with which we merge have a capital structure similar to ours or indebtedness of the same type or in the same ratios as ours. As a result, it may be possible for us to enter into a transaction that would alter the risk profile of the Notes but that would not require us to repurchase your notes.

YOU CANNOT BE SURE THAT AN ACTIVE PUBLIC TRADING MARKET WILL DEVELOP FOR THE NOTES.

We do not intend to list the Notes on any securities exchange. The liquidity of any market for the Notes will depend upon various factors, including:

     -    the number of holders of the Notes;

     -    the interest of securities dealers in making a market for the notes;

     -    the overall market for high-yield securities;

     -    our financial performance and prospects; and

     -    the prospects for companies in our industry generally.

Accordingly, we cannot assure you that an active trading market will develop for the Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors including those listed above.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any market for the Notes may be subject to similar disruptions, which may adversely affect you as a holder of the Notes.

RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW AND THE MARKET PRICE OF THE NOTES.

Of our approximately $2.5 billion of debt outstanding as of June 30, 2002, approximately $196.4 million bears interest at variable rates and is unhedged. We also may borrow additional funds at variable interest rates in the future. Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt.

YOU SHOULD NOT EXPECT CRESCENT FINANCE COMPANY TO PARTICIPATE IN MAKING PAYMENTS ON THE NOTES.

Crescent Finance Company is a wholly-owned subsidiary of the Operating Partnership that was incorporated to accommodate the issuance of the notes by the Operating Partnership. Crescent Finance Company will not have any operations or assets of any kind and will not have any revenues other than as may be incidental to its activities as co-issuer of the Notes or other future debt. You should not expect Crescent Finance Company to participate in servicing the interest or principal obligations on the Notes.

RISKS RELATED TO OUR BUSINESS

WE DERIVE THE SUBSTANTIAL MAJORITY OF OUR OFFICE RENTAL REVENUES FROM GEOGRAPHICALLY CONCENTRATED MARKETS.

As of June 30, 2002, approximately 74% of our office portfolio, based on total net rentable square feet, was located in the metropolitan areas of Dallas and Houston, Texas. Due to our geographic concentration in these metropolitan areas, any deterioration in economic conditions in the Dallas or Houston metropolitan areas, or in other geographic markets in which we in the future may acquire substantial assets, could adversely affect our results of operations and our ability to meet our obligations. In addition, we compete for tenants based on rental rates, attractiveness and location of a property and quality of maintenance and management services. An increase in the supply of properties competitive with ours in these markets could have a material adverse effect on our ability to attract and retain tenants in these markets.

OUR PERFORMANCE AND VALUE ARE SUBJECT TO GENERAL RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

Our economic performance and the value of our real estate assets, and consequently the value of our investments, are subject to the risk that if our office, resort/hotel, residential development and temperature-controlled logistics properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to meet our obligations will be adversely affected. As a real estate company, we are susceptible to the following real estate industry risks:

     - downturns in the national, regional and local economic conditions where our properties are located;

     - competition from other office, resort/hotel, residential development and temperature-controlled logistics properties;

     - adverse changes in local real estate market conditions, such as oversupply or reduction in demand for office space, resort/hotel space, luxury residences or temperature-controlled logistics storage space;

     - changes in tenant preferences that reduce the attractiveness of our properties to tenants;

     -    tenant defaults;

     -    zoning or other regulatory restrictions;

     -    decreases in market rental rates;

     - costs associated with the need to periodically repair, renovate and re-lease space;

     - increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; and

     - illiquidity of real estate investments, which may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.

WE MAY EXPERIENCE DIFFICULTY OR DELAY IN RENEWING LEASES OR RE-LEASING SPACE.

We derive most of our revenue directly or indirectly from rent received from our tenants. We are subject to the risks that, upon expiration, leases for space in our office properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. In the event of any of these circumstances, our cash flow and our ability to meet our obligations, including the Notes, could be adversely affected.

As of June 30, 2002, office properties with leases with respect to approximately
2.2 million, 3.6 million and 4.2 million square feet, representing approximately 9%, 15% and 17% of net rentable area, expire in 2002, 2003 and 2004, respectively. During these same three years, leases of approximately 37% of the net rentable area of our office properties in Dallas and approximately 45% of the net rentable area of our office properties in Houston expire.

MANY REAL ESTATE COSTS ARE FIXED, EVEN IF INCOME FROM OUR PROPERTIES DECREASES.

Our financial results depend primarily on leasing space in our real estate properties to tenants, renting rooms at our resorts and hotels and successfully developing and selling lots, single family homes, condominiums, town homes and time share units at our residential development properties, in each case on terms favorable to us. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced even when a property is not fully occupied, the rate of sales at a project decrease, or other circumstances cause a reduction in income from the investment.

As a result, cash flow from the operations of our office properties may be reduced if a tenant does not pay its rent. Under those circumstances, we might not be able to enforce our rights as landlord without delays, and we might incur substantial legal costs. The income from our office properties also may be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Our income from our resorts and hotels may be reduced if we are unable to rent a sufficient number of rooms on favorable terms, and our income from our residential development properties may decrease if we are unable to sell the lots or other components of a particular residential development project at the rates or on the terms we anticipated. Additionally, new properties that we may acquire or develop may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully leased.

WE MAY HAVE LIMITED FLEXIBILITY IN DEALING WITH OUR JOINTLY OWNED INVESTMENTS.

Our organizational documents do not limit the amount of funds that we may invest, and in certain cases have invested, in properties and assets jointly with other persons or entities. Approximately 13% of the net rentable area of our office properties is held jointly with other persons or entities. In addition, as of June 30, 2002 all of our residential development and temperature-controlled logistics properties were held jointly.

Joint ownership of properties may involve special risks, including the possibility that our partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, and that those partners or co-investors may be in a position to take action contrary to our suggestions or instructions, or in opposition to our policies or objectives. Joint ownership also gives a third party the opportunity to influence the return we can achieve on some of our investments and may adversely affect our results of operations. In addition, in many cases we do not control the timing or amount of distributions that we receive from the joint investment, and amounts otherwise available for distribution to us instead may be reinvested in the property or used for other costs and expenses of the joint operation.

ACQUISITIONS AND NEW DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED.

We intend to focus our investment strategy primarily on investment opportunities within our office property segment, with a long-term strategy of acquiring properties at a cost significantly below that which is required to build a comparable new building.

Acquisition or development of properties entails risks that include the following, any of which could adversely affect our financial performance and our ability to pay amounts due on our debt, including the Notes:

     - We may not be able to identify suitable properties to acquire or may be unable to complete the acquisition of the properties we select for acquisition.

     - We may not be able to successfully integrate new acquisitions into our existing operations.

     - Our estimate of the costs of improving, repositioning or redeveloping an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time.

     - Office properties, resorts or hotels we acquire may fail to achieve the occupancy and rental or room rates we anticipate at the time we make the decision to invest in the properties, resulting in lower profitability than we expected in analyzing the properties.

     - Our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or necessary repairs until after the property is acquired, which could significantly increase our total acquisition costs.

     - Our investigation of a property or building prior to its acquisition, and any representations we may receive from the seller, may fail to reveal various liabilities, which could effectively reduce the cash flow from the property or building, or increase our acquisition cost.

In addition, if the transfers to us of assets of Crescent Operating in the first quarter of 2002 were challenged by Crescent Operating shareholders or creditors or other claims are made, we could incur additional costs in defending our position. These risks would increase if Crescent Operating's proposed pre-packaged bankruptcy plan were not consummated.

WE MAY BE UNABLE TO SELL PROPERTIES WHEN APPROPRIATE BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID.

Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit our ability to sell assets. We may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES ARE SUBJECT TO RISKS ASSOCIATED WITH THE HOSPITALITY INDUSTRY.

The following factors, among others, are common to the resort/hotel industry, and may reduce the receipts generated by our resort/hotel properties:

     - Based on such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities, our resort/hotel properties compete for guests with other resorts and hotels, a number of which have greater marketing and financial resources than our lessees or the resort/hotel property managers.

     - If there is an increase in operating costs resulting from inflation or other factors, we or the property managers may not be able to offset the increase by increasing room rates.

     - Our resort/hotel properties are subject to fluctuating and seasonal demands for business travel and tourism.

     - Our resort/hotel properties are subject to general and local economic conditions that may affect the demand for travel in general and other factors that are beyond our control, such as acts of terrorism.

In addition, since September 11, 2001, our resort/hotel properties have experienced a decrease in occupancy, average rates and revenue per available room. For the six months ended June 30, 2002, compared to the six months ended June 30, 2001, the weighted average occupancy of our upscale business-class hotels and our luxury and destination fitness resorts and spas decreased approximately 2% and 3%, respectively, the average daily rate of our business-class hotels decreased approximately 4% and that of our resorts and spas decreased approximately 1%, revenue per available room decreased for our business-class hotels and resorts and spas by approximately 7% and 6%, respectively, and same-store net operating income for our business-class hotels and resorts and spas decreased by an average of 5% and 7%, respectively. Military actions against terrorists, new terrorist attacks (actual or threatened) and other political events could cause a lengthy period of uncertainty that might increase customer reluctance to travel and therefore adversely affect our cash flow and our ability to meet our debt obligations, including the Notes.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES, EVEN AFTER THE ACQUISITION OF CRESCENT OPERATING'S HOTEL OPERATIONS, DEPEND ON THIRD-PARTY OPERATORS THAT WE DO NOT CONTROL.

We own nine resort/hotel properties and currently lease one of these resort/hotel properties, the Omni Austin Hotel, to a third-party entity, HCD Austin Corporation. To maintain Crescent's status as a REIT, third-party property managers manage each of the nine resort/hotel properties. As a result, we are unable to directly implement strategic business decisions with respect to the operation and marketing of our resort/hotels, such as decisions with respect to quality of accommodations, room rate structure, the quality and scope of other amenities such as food and beverage facilities and similar matters. The amount of revenue that we receive from the resort/hotel properties is dependent on the ability of the property managers to maintain and increase the gross receipts from the resort/hotels. Although we consult with the managers with respect to strategic business plans, the managers are under no obligation to implement any of our recommendations with respect to these matters. If the gross receipts of our resort/hotels decline, our revenues will decrease as well, which could reduce the amount of cash available to meet our obligations, including the Notes.

THE PERFORMANCE OF OUR RESIDENTIAL DEVELOPMENT PROPERTIES IS AFFECTED BY NATIONAL, REGIONAL AND LOCAL ECONOMIC CONDITIONS SUBJECT TO ECONOMIC DOWNTURNS.

The economic performance and value of our residential development properties will be subject to the risks described below that are normally associated with changes in national, regional and local economic and market conditions. Our residential development properties, which include The Woodlands and Desert Mountain, are generally targeted toward purchasers of high-end primary residences or seasonal secondary residences. As a result, the economic performance and value of these properties is particularly sensitive to changes in national, regional and local economic and market conditions. Economic downturns that may discourage potential customers from purchasing new, larger primary residences or vacation or seasonal homes. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any residential development property) and the availability to potential customers of financing. Adverse changes in any of these factors, each of which is beyond our control, could reduce the income that we receive from the properties, and adversely affect our ability to meet our obligations, including the Notes.

WE DO NOT CONTROL OUR TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES.

We own a 40% interest in the temperature-controlled logistics partnership that owns the Temperature-Controlled Logistics Corporation, which in turn directly or indirectly owns our temperature-controlled logistics properties. The temperature-controlled logistics properties are operated by, and leased to a partnership called AmeriCold Logistics, which is owned 60% by Vornado Operating, L.P. and 40% by COPI Cold Storage L.L.C. We have no ownership interest in AmeriCold Logistics and, thus, do not have the authority to control the management or operation of our temperature-controlled logistics properties.

Pursuant to the leases, AmeriCold Logistics may elect to defer a portion of the rent for our temperature-controlled logistics properties until December 31, 2003, to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Through December 31, 2001, AmeriCold Logistics had deferred approximately $49.9 million of rent, of which our portion was approximately $19.9 million. In December 2001, the temperature-controlled logistics partnership, as lessor, waived its rights to collect $39.8 million of deferred rent, of which our share was $15.9 million. For the six months ended June 30, 2002, AmeriCold

Logistics deferred approximately $9.3 million of rent, of which our share was $3.7 million. We cannot assure you that either the remaining deferred rent, or rent payable in the future, will be paid in full on a timely basis.

We cannot assure you that AmeriCold Logistics will operate our temperature-controlled logistics properties in a manner which will enable it to meet its ongoing rental obligations to us. In the event that AmeriCold Logistics is unable to make its rental payments, our cash flow would be adversely affected, which could affect our ability to meet our obligations, including those relating to the Notes.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY.

Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any environmental non-compliance, liability or other environmental claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

The uses of any of our properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. In general, before we purchased each of our properties, independent environmental consultants conducted Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling and, where indicated based on the Phase I results, conducted Phase II environmental assessments which do involve such sampling. None of these assessments revealed any materially adverse environmental condition relating to any particular property not previously known to us. We believe that all of those previously known conditions either have been remediated or are in the process of being remediated at this time. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared or that future uses or conditions (including changes in applicable environmental laws and regulations) or new information about previously unidentified historical conditions will not result in the imposition of environmental liabilities. If we are subject to any material environmental liabilities, the liabilities could adversely affect our ability to meet our obligations, including the Notes.

AMERICANS WITH DISABILITIES ACT COMPLIANCE COULD BE COSTLY.

Under the Americans with Disabilities Act of 1990, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could involve removal of structural barriers from certain disabled persons' entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Although we believe that our properties are substantially in compliance with present requirements, noncompliance with the ADA or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against us. Costs such as these, as well as the general costs of compliance with these laws or regulations, may adversely affect our ability to make payments under our debt, including the Notes.

DEVELOPMENT AND CONSTRUCTION RISKS COULD ADVERSELY AFFECT OUR PROFITABILITY.

We currently are developing, expanding or renovating some of our office or resort/hotel properties and may in the future engage in these activities for other of our properties. In addition, our residential development properties engage in the development of raw land and construction of single-family homes, condominiums, town homes and timeshare units.

These activities may be exposed to the following risks, each of which could adversely affect our results of operations:

     - We may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these activities.

     - We may incur costs for development, expansion or renovation of a property which exceed our original estimates due to increased costs for materials or labor or other costs that were unexpected.

     - We may not be able to obtain financing with favorable terms, which may make us unable to proceed with our development and other related activities on the schedule originally planned or at all.

     - We may be unable to complete construction and sale or lease-up of a lot, office property or residential development unit on schedule, which could result in increased debt service expense or construction costs.

Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait a few years for a significant cash return. Because we are required to make cash distributions to our shareholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow to fund these distributions, which could affect our ability to meet our debt payment obligations, including those relating to the Notes.

COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED ACQUISITION COSTS.

We plan to make select additional investments from time to time in the future and may compete for available investment opportunities with entities that have greater liquidity or financial resources. Several real estate companies may compete with us in seeking properties for acquisition, land for development and prospective tenants, guests or purchasers. This competition may increase the costs of any acquisitions that we make and adversely affect our ability to meet our obligations, including obligations under the Notes by:

     - reducing the number of suitable investment opportunities offered to us;

     -    increasing the bargaining power of property owners;

     - interfering with our ability to attract and retain tenants, guests or purchasers; and

     -    adversely affecting our ability to minimize expenses of operation.

WE ARE DEPENDENT ON OUR KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED.

To a large extent we are dependent on our executive officers, particularly John
C. Goff, Vice Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of our General Partner, for strategic business direction and real estate experience. While we believe that we could find replacements for our key personnel, loss of their services could adversely affect our operations. Mr. Goff has an employment agreement with us, which will expire on February 19, 2007.

In addition, each of Mr. Goff and Richard E. Rainwater, Chairman of the Board of Trust Managers of Crescent, has entered into a noncompetition agreement with Crescent that restricts him from engaging in certain real estate related activities. Mr. Rainwater's agreement terminates one year after the later of the time that he is no longer a trust manager of Crescent or that he owns less than a 2.5% interest in that company, while Mr. Goff's terminates one year after he is no longer a trust manager or executive officer of Crescent. We do not have key man life insurance for our executive officers.

OUR INSURANCE COVERAGE ON OUR PROPERTIES MAY BE INADEQUATE.

We currently carry comprehensive insurance on all of our properties, including insurance for liability, fire, terrorism and flood. We believe this coverage is of the type and amount customarily obtained for or by an owner of real property assets. We intend to obtain similar insurance coverage on subsequently acquired properties. Our existing insurance policies expire in October 2002.

As a consequence of the September 11, 2001 terrorist attacks and any subsequent actual or threatened attacks, we may be unable to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and toxic mold, or, if offered, the expense of obtaining these types of insurance may not be justified. We therefore may cease to have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. If an uninsured loss or a loss in excess of our insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property, but still remain obligated for any mortgage debt or other financial obligations related to the property. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Also, due to inflation, changes in codes and ordinances, environmental considerations and other factors, it may not be feasible to use insurance proceeds to replace a building after it has been damaged or destroyed. Events such as these could adversely affect our ability to meet our obligations, including under the Notes.

WE ARE SUBJECT TO POTENTIAL RISKS RELATED TO CRESCENT'S TAX STATUS.

The federal income tax laws governing REITs are complex. Although we believe that Crescent is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. The REIT qualification requirements are extremely complicated, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, Crescent cannot be certain that it has been or will continue to be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT.

Crescent must comply with distribution requirements or be subject to income tax. Each year, a REIT must pay out to its shareholders at least 90% of its taxable income, other than any net capital gain on which it pays tax. To the extent that Crescent satisfies the applicable distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed taxable income. In addition, Crescent will be subject to a 4% nondeductible tax if the actual amount it pays out to its shareholders in a calendar year is less than a minimum amount specified under federal tax laws. Crescent's only source of funds to make such distributions comes from distributions from the Operating Partnership. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable Crescent to pay out enough of its taxable income to satisfy the applicable distribution requirement and to avoid corporate income tax and the 4% tax in a particular year.

Failure to qualify as a REIT would subject Crescent to federal income tax. If Crescent fails to qualify as a REIT in any taxable year, Crescent would be subject to federal income tax on its taxable income at regular corporate rates and possibly to the alternative minimum tax. We might need to borrow money or sell properties in order to allow Crescent to pay any such tax. If Crescent ceases to be a REIT, we no longer would be required to distribute most of our taxable income to our partners, including Crescent. Unless

Crescent's failure to qualify as a REIT were excused under federal income tax laws, Crescent could not re-elect REIT status until the fifth calendar year following the year in which it failed to qualify as a REIT.

OUR ANNUAL REPORT FOR 2001 IS BEING REVIEWED BY THE COMMISSION.

In connection with Crescent Operating's solicitation of proxies for the Crescent Operating transaction and our registration statement for the issuance of shares to Crescent Operating shareholders, the Commission has notified us that it will be reviewing the annual report we filed with the Commission for the year ended December 31, 2001. As a result of the Commission's review, we may be required to make changes to our financial statements and other information, including the description of our business. While we believe that our financial statements incorporated by reference into this Prospectus have been prepared in a manner that complies, in all material respects, with GAAP and the regulations published by the Commission, in connection with its review the Commission may require us to amend our financial statements or other information that we incorporated by reference into this Prospectus.

ARTHUR ANDERSEN LLP WILL NOT BE LIABLE TO YOU FOR ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMISSION TO STATE A MATERIAL FACT IN THIS REGISTRATION STATEMENT AND WILL NOT BE AVAILABLE TO PROVIDE HISTORICAL FINANCIAL INFORMATION ABOUT US.

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Prior to the date of this Prospectus, the Arthur Andersen partners who reviewed our most recent audited financial statements, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference in this registration statement of its audit report with respect to our financial statements.

Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

Additionally, Arthur Andersen will not be available to provide historical financial information about us.

ERNST & YOUNG LLP IS CONDUCTING A RE-AUDIT OF OUR FINANCIAL STATEMENTS.

On June 24, 2002, Crescent terminated the engagement of Arthur Andersen LLP as our independent public accountants and engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. Ernst & Young is currently conducting a re-audit of our financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. While we believe that our financial statements incorporated by reference in this Prospectus have been prepared in a manner that complies, in all material respects, with GAAP, in connection with the re-audit by Ernst & Young, we may determine to amend our financial information or other information we present or incorporate by reference in this Prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                             (dollars in thousands)


                                                   SIX MONTHS ENDED                          YEAR ENDED DECEMBER 31,
                                                    JUNE 30, 2002               2001                   2000                   1999
                                                       --------               --------               --------               --------
Income before income taxes, minority interests,
discontinued operations, cumulative effect of a
change in accounting principle and extraordinary
item                                                   $ 52,678               $ 56,844               $324,344               $ 13,343
Interest Expense                                         88,722                182,410                203,197                192,033
Amortization of Deferred Financing Costs                  5,021                  9,327                  9,497                 10,283
                                                       --------               --------               --------               --------

Earnings                                               $146,421               $248,581               $537,038               $215,659
                                                       ========               ========               ========               ========


Interest Expense                                       $ 88,722               $182,410               $203,197               $192,033
Capitalized Interest                                      5,887                  1,320                  1,372                     --
Amortization of Deferred Financing Costs                  5,021                  9,327                  9,497                 10,283
GMAC Preferred Dividend                                   5,394                 19,015                 16,371                     --
                                                       --------               --------               --------               --------

Fixed Charges                                          $105,024               $212,072               $230,437               $202,316
                                                       ========               ========               ========               ========

Ratio of Earnings to Fixed Charges                         1.39                   1.17                   2.33                   1.07
                                                       --------               --------               --------               --------



                  NO CASH PROCEEDS TO THE OPERATING PARTNERSHIP

We will not receive any proceeds from the sale by any selling noteholder of the Affiliate Notes offered under this Prospectus.

                       DESCRIPTION OF THE AFFILIATE NOTES

We issued the Notes under an Indenture dated as of April 15, 2002, among Crescent Real Estate Equities Limited Partnership ("Crescent LP") and Crescent Finance Company ("Crescent Finance"), as joint and several obligors (the "Issuers"), and UMB Bank, N.A., as Trustee. You can obtain a copy of the Indenture upon request from us. The following description of certain provisions of the Indenture is a summary only. We urge you to read the Indenture because it defines your rights. More specific terms as well as definitions of relevant terms can be found in the Indenture and the Trust Indenture Act of 1939, as amended. You can find definitions of certain capitalized terms used in this description under " -- Certain Definitions." For purposes of this section only, references to the Issuers are to Crescent Real Estate Equities Limited Partnership and Crescent Finance Company only, and in each case do not include their respective subsidiaries.

GENERAL

The Affiliate Notes registered by this Prospectus have an aggregate principal amount of $50 million. The Notes will mature on April 15, 2009. The Notes will bear yearly interest at 9.25% from April 15, 2002 or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2002.

The Notes will be unsecured obligations of the Issuers ranking pari passu in right of payment with all existing and future unsecured senior debt of the Issuers and senior to all future subordinated debt of the Issuers. The Notes will not be guaranteed by Crescent LP's subsidiaries. The Notes will be effectively subordinated to all of the Issuers' secured debt and to all debt of Crescent LP's subsidiaries. Crescent LP derives a significant portion of its operating income from its subsidiaries. As a holder of Notes, you will have no direct claim against Crescent LP's subsidiaries for payment under the Notes. As of June 30, 2002, Crescent LP had approximately $1.6 billion of secured debt, all of which was senior to the Notes to the extent of the value of the underlying assets. At June 30, 2002, Crescent LP's subsidiaries had $1.7 billion of debt outstanding which was effectively senior to the Notes.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuers, which initially will be the corporate trust office of the Trustee; provided that, at the option of the Issuers, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the Notes.

The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple thereof. See "Book-entry settlement and clearance." No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under " -- Covenants" and applicable law, the Issuers may issue additional Notes under the Indenture ("Additional Notes"). The Notes registered by this Prospectus and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

OPTIONAL REDEMPTION

The Issuers at their option may, from time to time, redeem all or a part of the Notes at any time on or after April 15, 2006 on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of holders of record on relevant record dates to receive interest due on interest payment dates):

  PERIOD                                                                                        REDEMPTION PRICE
-------------------------------------------------------------------------------------------------------------------
  April 15, 2006...........................................................................           104.625%
  April 15, 2007...........................................................................           102.313%
  April 15, 2008 and thereafter............................................................           100.000%
-------------------------------------------------------------------------------------------------------------------

In addition, prior to April 15, 2005, the Issuers may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) with all or a portion of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.250% of the principal amount thereof plus accrued interest thereon, if any, to the date of redemption (subject to the right of holders of record on record dates to receive interest due on interest payment dates); provided that

     - immediately after the redemption at least 65% of the initial aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) remains outstanding (it being agreed that Notes held by the Issuers or any of their Affiliates shall not be deemed outstanding for this purpose); and

     - the redemption must occur within 60 days of the closing of the Public Equity Offering.

In addition, prior to April 15, 2006, the Issuers may on not less than 30 nor more then 60 days' notice redeem the Notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on record dates to receive interest due on an interest payment dates).

SELECTION OF NOTES FOR REDEMPTION

No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository Trust Company procedures) unless such method is otherwise prohibited. Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

SINKING FUND

There will be no sinking fund payments for the Notes.

REGISTRATION RIGHTS

We entered into a registration rights agreement with the affiliate purchasers of the Notes on the closing date of the private placement of the 2009 Private Notes. In that agreement, we agreed for the benefit of the holders of the Affiliate Notes that we will use our reasonable best efforts to file with the Commission and cause to become effective a shelf registration statement relating to the resale of the Affiliate Notes and to keep that shelf registration statement effective until the earliest of the expiration of the time period referred to in Rule 144(k) under the Securities Act, the date on which all Notes covered by the shelf registration statement have been sold or the date on which no Notes are outstanding. We will, in the event of such shelf registration statement, provide each holder of Affiliate Notes with copies of the Prospectus that is a part of the shelf registration statement, notify each holder of Affiliate Notes when the shelf registration statement has become effective and take certain other actions to permit resale of the Affiliate Notes. A holder of Affiliate Notes that sells Affiliate Notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to such purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of Affiliate Notes (including certain indemnification obligations).

If the shelf registration statement is not declared effective on or before the date that is six months after the closing date (the "Target Registration Date"), the annual interest rate borne by the Notes will be increased 0.50% per annum, with respect to the first 90 days after the Target Registration Date, and, if the shelf registration statement is not declared effective by the end of such 90-day period, by an additional 0.50% per annum, in each case until the shelf registration statement is declared effective.

If, after the shelf registration statement has been declared effective, it either ceases to be effective or the related prospectus contained in the shelf registration statement ceases to be usable at any time during the period described in the second preceding paragraph and remains ineffective or unusable for more than 30 days, whether or not consecutive, in any 12-month period, then the interest rate on the applicable Affiliate Notes will be increased by 1.00% per annum commencing on the 31st day in the 12-month period and ending on the date that the shelf registration statement has again been declared effective or the related prospectus again becomes usable.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

CERTAIN DEFINITIONS

Set forth below are definitions of certain terms contained in the Indenture that are used in this description. Please refer to the Indenture for the definition of other capitalized terms used in this description that are not defined below.

"Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by Crescent LP or a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

"Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) before minority interests of Crescent LP and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

     (1) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Crescent LP or any of its Restricted Subsidiaries by such Person during such period;

     (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

     (3) any after-tax gains or losses attributable to Asset Sales; and

     (4) all extraordinary gains and extraordinary losses.

"Adjusted Total Assets" means, for any Person, the sum of:

     (1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of Crescent LP and its

     Restricted Subsidiaries prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, and

     (2) any increase in Total Assets following the end of such quarter to the Transaction Date including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Asset Acquisition" means:

     (1) an Investment by Crescent LP or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Crescent LP or any of its Restricted Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment; or

     (2) an acquisition by Crescent LP or any of its Restricted Subsidiaries from any other Person of one or more real properties or all or substantially all of the assets that constitute a division or line of business of such Person; provided that the assets acquired are primarily useful in a Related Business on the date of such acquisition.

"Asset Disposition" means the sale or other disposition by Crescent LP or any of its Restricted Subsidiaries, other than to Crescent LP or another of its Restricted Subsidiaries, of:

     (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

     (2) one or more real properties or all or substantially all of the assets that constitute a division or line of business of Crescent LP or any of its Restricted Subsidiaries.

"Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions, by Crescent LP or any of its Restricted Subsidiaries to any Person other than Crescent LP or any of its respective Restricted Subsidiaries of:

     (1) all or any of the Capital Stock of any Restricted Subsidiary;

     (2) all or substantially all of the assets of a division or line of business, or one or more real properties, of Crescent LP or any of its Restricted Subsidiaries; or

     (3) any other property and assets of Crescent LP or any of its Restricted Subsidiaries outside the ordinary course of business of Crescent LP or such Restricted Subsidiary and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant;

provided that "Asset Sale" shall not include:

     - sales or other dispositions of inventory, receivables and other current assets;

     - sales of residential land development lots or units in the ordinary course of business; or

     - sales, transfers or other dispositions of assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions.

"Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

     (1) the sum of the products of:

       - the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

       -  the amount of such principal payment, by

     (2) the sum of all such principal payments.

"Board of Directors" means the sole director of Crescent Real Estate Equities, Ltd., the general partner of Crescent LP.

"Board of Trust Managers" means the Board of Trust Managers of Crescent REIT.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Fort Worth, Texas or St. Louis, Missouri are authorized or obligated by law or executive order to close.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock or Preferred Stock.

"Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

"Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

"Change of Control" means such time as:

     (1) a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than one or more Permitted Holders and, in the case of clause (y) only, Crescent REIT, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of (x) Crescent REIT or (y) Crescent LP, in each case on a fully diluted basis;

     (2) Crescent REIT ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least a majority of (x) the total voting power of the Voting Stock of Crescent LP or (y) the outstanding Capital Stock of Crescent LP;

     (3) individuals who on the Closing Date constitute the Board of Trust Managers (together with any new or replacement members of the Board of Trust Managers whose election by the Board of Trust Managers or whose nomination by the Board of Trust Managers for election by Crescent REIT's shareholders was approved by a vote of at least a majority of the members of the Board of Trust Managers then still in office who either were members of the Board of Trust Managers on the Closing Date or whose election or nomination for election was so approved) of Crescent REIT cease for any reason to constitute a majority of the members of the Board of Trust Managers then in office;

     (4) Crescent LP's or Crescent REIT's merger or consolidation with or into another corporation or the merger of another corporation into Crescent LP or Crescent REIT with the effect that immediately after that transaction Crescent LP's or Crescent REIT's existing securityholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

     (5) Crescent LP ceases to own 100% of the issued and outstanding Capital Stock of Crescent Finance, other than by reason of a merger of Crescent Finance into and with a corporate successor to Crescent LP.

"Closing Date" means April 15, 2002.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

"Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Consolidated Restricted Entities) of such Person with those of such Person; provided that:

     (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person; and

     (2) notwithstanding clause (1), "consolidation" will include consolidation of the accounts of any Consolidated Restricted Entities if such consolidation would be required or permitted under GAAP.

"Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

     (1) Consolidated Interest Expense,

     (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

     (3) depreciation expense,

     (4) amortization expense, and

     (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Crescent LP and its Restricted Subsidiaries in conformity with GAAP.

"Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest expense of Crescent LP and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation, to the extent treated as interest expense in accordance with GAAP:

     - amortization of original issue discount and debt issuance costs on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

     -    capitalized interest and non-cash interest expense;

     - all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

     - the net costs associated with Interest Rate Agreements and Indebtedness that is secured by assets of Crescent LP or any of its Restricted Subsidiaries; and

     - all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or due to be paid or to be accrued by Crescent LP or any of its Restricted Subsidiaries;

excluding the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof).

"Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

"Consolidated Restricted Entity" means a Fifty Percent Venture which has been designated by Crescent LP (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Fifty Percent Venture as a Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Person that is not a Restricted Subsidiary. As of the Closing Date, 301 Congress Avenue, LP will be designated as a Consolidated Restricted Entity.

"Construction Loan Guarantees" means a Guarantee by Crescent LP or any Restricted Subsidiary of Indebtedness of any Permitted Joint Venture which Indebtedness is used to primarily finance construction, development, redevelopment or rehabilitation of one or more real properties.

"Crescent Operating Settlement" means the transactions contemplated by the Settlement Agreement dated as of February 14, 2002 by and among Crescent LP, Crescent REIT, Crescent Operating, Inc., Rosestar Management LLC, Canyon Ranch Leasing, L.L.C., Wine Country Hotel, LLC, Rosestar Southwest, LLC and COI Hotel Group, Inc., as amended or otherwise modified from time to time, and by the final Plan of Reorganization contemplated by such Settlement Agreement.

"Crescent REIT" means Crescent Real Estate Equities Company, a Texas real estate investment trust.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

"Designated Refinance Indebtedness" means Indebtedness of Crescent LP or any of its Restricted Subsidiaries that has a Stated Maturity after the Stated Maturity of the Notes and that is characterized by a significant increase in the cost of capital of such Indebtedness in accordance with the terms of such Indebtedness upon the expiration of a designated period of time after issuance (the date of the expiration of such designated period being referred to as the "Refinancing Date"), and which increase is not related to an increase in underlying market interest rates. Crescent LP shall set forth from time to time in an Officers' Certificate which Indebtedness shall constitute Designated Refinance Indebtedness.

"Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

     (1) required to be redeemed prior to the Stated Maturity of the Notes,

     (2) redeemable at the option of the holders of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes, or

     (3) convertible into or exchangeable for at the option of the holder (x) Capital Stock referred to in clause (1) or (2) above or (y) Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuers' repurchase of the Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

"Existing Investments" means Investments existing as of the Closing Date.

"fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by senior management of Crescent LP.

"Fifty Percent Venture" means a Person:

     (1) in which Crescent LP owns (directly or indirectly) at least 50% of the aggregate Voting Stock;

     (2) in which Crescent LP or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and

     (3) which is consolidated for financial reporting purposes with Crescent LP under GAAP.

"Funding IX Preferred Shares" means $218,423,000 aggregate liquidation preference of non-voting, redeemable preferred Class A Units of Crescent Real Estate Funding IX, L.P., as in effect on the Closing Date.

"Funding IX Transactions" means the redemption by Crescent LP of limited partnership units of Crescent LP from Crescent REIT from time to time in an aggregate amount not to exceed $290,000,000, the proceeds of which are contemporaneously used by Crescent REIT to repurchase shares of Common Stock from Crescent SH IX, Inc., the proceeds of which are contemporaneously used by Crescent SH IX, Inc. to repay a loan owed to Crescent Real Estate Funding IX, L.P.

"Funds From Operations" for any period means the consolidated net income (loss) of Crescent LP and its Restricted Subsidiaries for such period in conformity with GAAP excluding gains or losses from sales of depreciable operating property and excluding extraordinary items in accordance with and as defined by GAAP, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures (it being understood that the accounts of such Person's Restricted Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"General Partner" means Crescent Real Estate Equities, Ltd., a Delaware corporation, and any successor thereto as general partner of Crescent LP.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise), or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by Crescent LP or a Restricted Subsidiary shall be deemed "Incurred" at the time such Person becomes a Restricted Subsidiary or at the time of such Asset Acquisition, as applicable.

"Indebtedness" means, with respect to any Person at any date of determination (without duplication):

     (1) all indebtedness of such Person for borrowed money,

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),

     (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables to the extent not more than 60 days overdue,

     (5) all Capitalized Lease Obligations,

     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; provided that Construction Loan Guarantees permitted to be made under clause (8) of the second paragraph under the "Limitation on Restricted Payments" covenant shall not be deemed Indebtedness for purposes of the Indenture, and

     (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, all net obligations of such Person under Currency Agreements and Interest Rate Agreements to the extent included as indebtedness in conformity with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, that:

     - the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

     - Indebtedness shall not include any liability for federal, state, local or other taxes.

"Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

     - the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant ("Four Quarter Period") to

     - the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

     (1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Crescent LP, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

     (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred or issued) computed on a pro forma basis and bearing a floating interest rate shall be computed, since the date of Incurrence, on an actual basis and, from the first day of the Four Quarter Period to the date of incurrence, as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for such entire period;

     (3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, Crescent LP or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease; and

     (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Crescent LP or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset

     Dispositions or Asset Acquisitions during such Reference Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, Crescent LP or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more real properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

For purposes of the Interest Coverage Ratio only, if Crescent LP or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the Interest Coverage Ratio shall not give effect to the incurrence of such Guaranteed Indebtedness, unless Crescent LP or any of its Restricted Subsidiaries had directly Incurred or otherwise assumed such guaranteed Indebtedness.

"Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

"Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of Crescent LP and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

     (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and

     (2) the fair market value of the Capital Stock (or any other Investment) held by Crescent LP or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, such Investment being deemed to have been made at the time such Person has ceased to be a Restricted Subsidiary.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

     - "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to Crescent LP or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary,

     - the fair market value of the assets (net of liabilities (other than liabilities to Crescent LP or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and

     - any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

"Investment Grade Status" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agencies' four highest generic rating categories that signify investment grade (i.e. BBB -- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, that such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade Status," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by Crescent LP, notice of which shall be given to the Trustee.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

"Line of Credit" means the credit facility dated as of May 11, 2001 among Crescent Real Estate Funding VIII, L.P., the lenders party thereto and Fleet National Bank, as Administrative Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, refinanced, replaced, increased, restructured or otherwise modified from time to time (including (i) through execution of a new facility with one or more different lenders, (ii) adding or replacing Crescent LP or other Restricted Subsidiaries as borrowers thereunder or (iii) through increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted by the "Limitation on Indebtedness" covenant).

"Make-Whole Premium" means with respect to any Note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

"Moody's" means Moody's Investors Service, Inc. and its successors.

"Net Cash Proceeds" means:

     (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

     - brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

     - provisions for all taxes actually paid or payable as a result of such Asset Sale by Crescent LP and its Restricted Subsidiaries, taken as a whole,

     - payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and

     - amounts reserved by Crescent LP and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP, and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

"Offer to Purchase" means an offer to purchase Notes by the Issuers from the Noteholders commenced by mailing a notice to the Trustee and each Noteholder stating:

     (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

     (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Payment Date");

     (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

     (4) that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

     (5) that Noteholders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

     (6) that Noteholders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Noteholder, the principal amount of Notes delivered for purchase and a statement that such Noteholder is withdrawing his election to have such Notes or portions thereof purchased; and

     (7) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, the Issuers shall:

     - accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

     - deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

     - promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

The Paying Agent shall promptly mail to the Noteholders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

"Pari Passu Indebtedness" means Indebtedness of Crescent LP that is not subordinated to the Notes.

"Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Crescent LP, dated as of November 1, 1997, as amended, in effect on the Closing Date, as such agreement may be amended from time to time after the Closing Date, provided that any such amendment, made after the Closing Date, shall be given effect for the purposes hereof only to the extent such amendment does not change or modify Section 7.4.B of such agreement in a way that is materially disadvantageous to the Noteholders.

"Permitted Holders" means each of Richard E. Rainwater, John C. Goff, Dennis H. Alberts, David M. Dean, Jane E. Mody, Kenneth S. Moczulski, Jerry R. Crenshaw, Jr., Jane B. Page and John L. Zogg, Jr. and their respective Affiliates.

"Permitted Investment" means:

     (1) an Investment in any Restricted Subsidiary of Crescent LP or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or that will transfer or convey all or substantially all its assets to, Crescent LP or any of its Restricted Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment;

     (2) Existing Investments;

     (3) Temporary Cash Investments;

     (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (5) securities received in connection with the Crescent Operating Settlement; and

     (6) stock, obligations or securities received in satisfaction of judgments.

"Permitted Joint Venture" means a Person in which Crescent LP or any Restricted Subsidiary has an Investment; provided that

     (a) such Person's primary business is a Related Business on the date of such Investment; and

     (b) Crescent LP or one or more of its Restricted Subsidiaries participate in the management of such Person, as a general partner, member of such Person's governing board or otherwise.

"Permitted REIT Payments" means payments required by the Partnership Agreement to be made by Crescent LP to Crescent REIT or the General Partner (including, for purposes of this definition, each of their respective wholly-owned subsidiaries) with respect to expenses such entities incur related to the ownership and operation of, or for the benefit of, Crescent LP, which payments include, without limitation, costs and expenses relating to or associated with
(i) the continuity of existence of Crescent REIT or the General Partner, (ii) compliance with the periodic reporting requirements and all other rules and regulations of the Commission or any other federal, state or local regulatory body, (iii) salaries payable to officers and employees of Crescent REIT or the General Partner and fees and expenses payable to members of the Board of Trust Managers or Board of Directors, and (iv) all other operating or administrative costs of Crescent REIT or the General Partner.

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

"Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of Crescent LP).

"Related Business" means, as of any date, a business that is related, ancillary, incidental or complementary to the business of Crescent LP or any of its Restricted Subsidiaries on such date and includes, without limitation, any investment in real estate.

"Replacement Assets" has the definition set forth in the "Limitations on Asset Sales" covenant.

"Restricted Subsidiary" means (i) any Subsidiary of Crescent LP other than an Unrestricted Subsidiary and (ii) any Consolidated Restricted Entity.

"Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of Crescent LP or any of its Restricted Subsidiaries.

"Series A Preferred Stock" means the $200,000,000 aggregate liquidation preference of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent REIT, as in effect on the Closing Date.

"Series A Preferred Units" means the $200,000,000 aggregate liquidation preference of 6-3/4% Series A Units of Crescent LP, as is in effect on the Closing Date.

"Significant Subsidiary" means, any Subsidiary of Crescent LP that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

"S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

"Stated Maturity" means:

     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

"Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

"Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor, other than up to $400 million in principal amount of Indebtedness incurred under the Line of Credit.

"Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and the Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of Crescent LP or Crescent REIT, of all of the Capital Stock owned by Crescent LP and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the Indenture).

"Subsidiary Guarantor" means each Person that issues a Subsidiary Guarantee after the Closing Date.

"Temporary Cash Investment" means any of the following:

     (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,

     (2) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

     (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Crescent LP or Crescent REIT) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of (a) "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or (b) provided that the commercial paper described in this clause (b) does not represent in excess of 30% of all Temporary Cash Investments at any time outstanding, "P-2" according to Moody's or "A-2" according to S&P, and

     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

"Total Assets" means the sum of:

     (1) Undepreciated Real Estate Assets, and

     (2) all other assets (but excluding intangibles and accounts receivables) of Crescent LP and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

"Total Unencumbered Assets" as of any date means the sum of:

     (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness, and

     (2) all other assets (but excluding intangibles and accounts receivable) of Crescent LP and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

"Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

"Transaction Date" means, with respect to the Incurrence of any Indebtedness by Crescent LP or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made and, with respect to any Asset Acquisition or Asset Disposition, the date of consummation thereof.

"Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to Crescent LP or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of Crescent LP and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

"Unrestricted Subsidiary" means

     (1) any Subsidiary of Crescent LP that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Crescent LP) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Crescent LP or any of its Restricted Subsidiaries; provided that:

     - any Guarantee by Crescent LP or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Crescent LP or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

     - if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below; and

     - either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     - no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

     - all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"Unsecured Indebtedness" means any Indebtedness of Crescent LP or any of its Restricted Subsidiaries that is not Secured Indebtedness.

"U.S. Government Obligations" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

"Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

"Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SUSPENSION PERIOD

During the Suspension Period, the provisions of the Indenture described under "Certain Covenants That Will Cease to Apply During Suspension Period" will not apply. The provisions of the Indenture described under "Certain Covenants Applicable at All Times" will apply at all times during the Suspension Period so long as any Notes remain outstanding thereunder.

"Suspension Period" means the period (a) beginning on the date that:

     (1) the Notes have Investment Grade Status;

     (2) no Default or Event of Default has occurred and is continuing; and

     (3) Crescent LP has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied,

and (b) ending on the date (the "Reversion Date") that:

     (1) either Moody's or S&P ceases to have the applicable ratings specified in the definition of "Investment Grade Status" for the Notes; or

     (2) a Default or Event of Default has occurred and is continuing.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the " -- Limitation on Restricted Payments" covenant, calculations under that clause will be made with reference to the Closing Date as set forth in that clause. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (C) and the items specified in the bullets under clause (C) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (C).

For purposes of the " -- Limitation on Asset Sales" covenant, on the Reversion Date, the Excess Proceeds will be reset to zero.

CERTAIN COVENANTS APPLICABLE AT ALL TIMES

Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times so long as any Notes remain outstanding.

LIMITATION ON INDEBTEDNESS

(1) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

(2) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that Crescent LP or any of its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Crescent LP and its Restricted Subsidiaries on a consolidated basis would be greater than (i) if such date of Incurrence is prior to April 15, 2005, 1.75 to 1 and (ii) if such date of Incurrence is after April 15, 2005, 2.0 to 1.

(4) Notwithstanding paragraph (1), (2) or (3), Crescent LP or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

     (A) Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed the greater of (x) $400 million and (y) 0.85 times Consolidated EBITDA for the then most recent four fiscal quarters ended prior to the date of incurrence of such Indebtedness for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

     (B) (x) the Notes (other than Additional Notes) and any Subsidiary Guarantees of the Notes and (y) any exchange notes issued in exchange for the Notes (other than Additional Notes) and any Subsidiary Guarantee of such exchange notes;

     (C)  Indebtedness existing on the Closing Date;

     (D) Indebtedness of Crescent LP or any Restricted Subsidiary owed to:

         -   Crescent LP, or

         -   any Restricted Subsidiary;

     provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Crescent LP or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (D).

     (E) Acquired Indebtedness incurred in connection with the consummation of the Crescent Operating Settlement;

     (F) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, repay or defease, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (D), (G) or (H) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced, refunded, repaid or defeased (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that ranks equally with, or subordinate in right of payment to, the Notes shall only be permitted under this clause (F) if:

         - in case the Notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining Notes,

         - in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and

         - such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, refunded, repaid or defeased, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced, refunded, repaid or defeased; provided that if such Indebtedness being refinanced is Designated Refinance Indebtedness, the conditions in this bullet shall be deemed to be satisfied so long as such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Refinancing Date and has an Average Life at least equal to the Average Life of the Indebtedness to be refinanced (assuming the Indebtedness to be refinanced has a final Stated Maturity and is repaid in full on the Refinancing Date);

     provided further that (x) in no event may Indebtedness of Crescent LP that ranks equally with or subordinate in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (F) and (y) for purposes of this clause (F), Subsidiary Debt and Secured Indebtedness shall be deemed to rank prior to the Notes;

     (G)  Indebtedness:

         - in respect of performance, surety or appeal bonds provided in the ordinary course of business,

         - under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect Crescent LP or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

         - arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Crescent LP or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by

             Crescent LP and its Restricted Subsidiaries on a consolidated basis in connection with such disposition; and

     (H) Guarantees of Indebtedness of Crescent LP by any of its Restricted Subsidiaries, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below.

(5) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that Crescent LP or any of its Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

     - Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this "Limitation on Indebtedness" covenant,

     - Obligations with respect to letters of credit, Guarantees or Liens supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and

     - any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in the first bullet in this paragraph (6)), Crescent LP, in its sole discretion, shall classify (and may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS

Crescent LP will, and will cause its Restricted Subsidiaries to, maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis.

LIMITATION ON BUSINESS ACTIVITIES OF CRESCENT FINANCE

Crescent Finance will not hold any assets, become liable for any obligations, engage in any trade or business or conduct any business activity other than the issuance of all of its Capital Stock to Crescent LP or any Wholly Owned Restricted Subsidiary of Crescent LP, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Crescent LP, including the Notes and the exchange notes, if any, that is permitted to be Incurred by Crescent LP under " -- Limitation on Indebtedness" above (provided that the net proceeds of such Indebtedness are retained by Crescent LP or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Crescent Finance), and activities and obligations incidental thereto. Neither Crescent LP nor any Restricted Subsidiary shall engage in any transactions with Crescent Finance in violation of the immediately preceding sentence.

CERTAIN COVENANTS THAT WILL CEASE TO APPLY DURING SUSPENSION PERIOD

Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times except during any Suspension Period.

LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

Crescent LP will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of Crescent LP ("Guaranteed Indebtedness"), unless:

     (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, and

     (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Crescent LP or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

If the Guaranteed Indebtedness:

         - ranks equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee, or

         - is subordinate to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

     (1) any sale, exchange or transfer, to any Person not an Affiliate of Crescent LP or Crescent REIT, of all of the Capital Stock held by Crescent LP and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), or

     (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee and all other Guarantees of Indebtedness of Crescent LP by such Restricted Subsidiary, except a discharge or release by or as a result of payment under such Guarantee.

LIMITATION ON LIENS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, secure any Indebtedness, which term includes for purposes of this "Limitation on Liens" covenant, any refinancings of such Indebtedness, of Crescent LP outstanding on the Closing Date (other than Indebtedness of Crescent LP secured on the Closing Date by a Lien to the extent of the assets securing such Indebtedness on the Closing Date and other than Indebtedness under the Line of Credit) by a Lien unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness for so long as such Indebtedness is secured by such Lien; provided, however, that this covenant shall not apply to assets subject to Liens or other restrictions in favor of any Indebtedness of Crescent LP outstanding on the Closing Date, if the terms of such Indebtedness prohibit Crescent LP or any of its Restricted Subsidiaries from creating, or suffering to be created, the limitation on Liens contained in this covenant with respect to such assets.

LIMITATION ON SALE-LEASEBACK TRANSACTIONS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby any of them sells or transfers such assets or properties and then or thereafter leases such assets or properties or any substantial part thereof.

The foregoing restriction does not apply to any sale-leaseback transaction if:

     (1) the transaction is solely between Crescent LP and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

     (2) Crescent LP or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of the "Limitation on Asset Sales" covenant described below.

LIMITATION ON RESTRICTED PAYMENTS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than Crescent LP or any of its Restricted Subsidiaries, other than:

         - dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, and

         - pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

     (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

         - Crescent LP or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than Crescent LP or any of its Restricted Subsidiaries unless in connection with such purchase the Unrestricted Subsidiary is designated as a Restricted Subsidiary, or

         - a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) other than Capital Stock owned by Crescent LP or another Restricted Subsidiary;

     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Crescent LP that is subordinated in right of payment to the Notes; or

     (4) make an Investment, other than a Permitted Investment, in any Person,

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

     (A) a Default or Event of Default shall have occurred and be continuing,

     (B) Crescent LP or such Restricted Subsidiary could not Incur at least $1.00 of Indebtedness under any of the paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant, or

     (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

         - 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by Crescent LP or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter beginning prior to the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, plus

         - the aggregate Net Cash Proceeds received by Crescent LP after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock and other than in respect of the Crescent Operating Settlement and without duplication of the proceeds from the issuance of Capital Stock utilized pursuant to clause (3) or
             (4) of the following paragraph) to a Person who is not a Subsidiary of Crescent LP, including an issuance or sale permitted by the Indenture of Indebtedness of Crescent LP for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Crescent LP, or from the issuance to a Person who is not a Subsidiary of Crescent LP of any options, warrants or other rights to acquire Capital Stock of Crescent LP (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

         - an amount equal to the net reduction in Investments (other than reductions in Permitted Investments (without giving effect to clause (2) in the definition thereof)) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Crescent LP or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments").

The foregoing provisions shall not be violated by reason of:

     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (F) of paragraph (4) of the "Limitation on Indebtedness" covenant;

     (3) the repurchase, redemption or other acquisition of Capital Stock of Crescent LP or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of Crescent LP (or options, warrants or other rights to acquire such Capital Stock);

     (4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of Crescent LP which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of Crescent LP (or options, warrants or other rights to acquire such Capital Stock);

     (5) dividends or distributions by Crescent LP to its limited partners that are necessary for Crescent REIT to maintain its status as a real estate investment trust under the Code, provided that Crescent REIT contemporaneously distributes such dividends or distributions as it so receives to its shareholders;

     (6) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the "Consolidation, Merger and Sale of Assets" covenant;

     (7) the retirement of Capital Stock of Crescent LP (i) upon conversion of limited partnership units solely into Common Stock of Crescent REIT or (ii) solely in connection with the retirement of any Capital Stock of Crescent REIT without the payment of cash or assets by Crescent LP;

     (8) the making of Construction Loan Guarantees; provided that (x) the total amount of Indebtedness guaranteed in reliance on this clause (8) shall not exceed $300 million at any time and (y) at the time of the making of such Construction Loan Guarantee, Crescent LP could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

     (9) the distribution by Crescent LP of shares of Common Stock of a Subsidiary of Crescent LP to its limited partners in connection with the Crescent Operating Settlement; provided that (a) the fair market value of assets owned or held by such Subsidiary does not to exceed $30 million and
     (b) Crescent REIT contemporaneously distributes any shares of Common Stock received by it in the distribution to its shareholders;

     (10) the redemption of the Funding IX Preferred Shares at a redemption price not to exceed $218,423,000, plus accrued and unpaid dividends;

     (11) the consummation of the Funding IX Transactions;

     (12) the payment of regularly scheduled dividends on the Series A Preferred Units of Crescent LP to Crescent REIT to the extent Crescent REIT is contemporaneously paying regularly scheduled dividends on the Series A Preferred Stock of Crescent REIT, not to exceed $13.5 million in any fiscal year;

     (13) the redemption or repurchase of shares of Common Stock of Restricted Subsidiaries held by Persons other than Crescent LP or another Restricted Subsidiary; provided that, at the time thereof and after giving effect thereto, Crescent LP could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

     (14) Investments in Permitted Joint Ventures in an aggregate amount made in reliance on this clause (14) not to exceed 10% of Adjusted Total Assets at the time of any such Investment; provided that at the time of, and after giving effect to, the proposed Investment, Crescent LP could have Incurred at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

     (15) other Investments in an aggregate amount made in reliance on this clause (15) not to exceed $250 million at any time; or

     (16) Restricted Payments in an aggregate amount made in reliance on this clause (16) not to exceed the greater of (x) $250 million and (y) 5% of Adjusted Total Assets, in each case after the Closing Date; provided that at the time of, and after giving effect to, the proposed Restricted Payment, the Interest Coverage Ratio of Crescent LP and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

provided that, except in the case of clauses (1) and (7), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. The Restricted Payments permitted pursuant to paragraphs (1), (5) and (12) of this paragraph only shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments; provided that if Crescent LP or any Restricted Subsidiary is required to or make any payment under any Construction Loan Guarantee referred to in clause (8) of this paragraph, then the amount of such Construction Loan Guarantee shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     - pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Crescent LP or any other Restricted Subsidiary,

     - pay any Indebtedness owed to Crescent LP or any other Restricted Subsidiary,

     - make loans or advances to Crescent LP or any other Restricted Subsidiary, or

     - transfer its property or assets to Crescent LP or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

     (1) existing on the Closing Date in the Line of Credit and any other agreement in effect on the Closing Date and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (2) in the case of the last two bullets in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

     (3) existing under or by reason of applicable law;

     (4) existing with respect to any Person or the property or assets of such Person acquired by Crescent LP or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (5) in the case of the last bullet in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

         - that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

         - existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Crescent LP or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture, or

         - arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Crescent LP or any of its Restricted Subsidiaries in any manner material to Crescent LP and its Restricted Subsidiaries taken as a whole;

     (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

     (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

         - the encumbrance or restriction applies only in the event of a default after the expiration of any cure period and the giving of any required notice contained in such Indebtedness or agreement,

         - the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by Crescent LP), and

         - Crescent LP determines that such an encumbrance or restriction will not materially affect such Person's ability to make principal or interest payments on the Notes.

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Crescent LP or any Restricted Subsidiary from: creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant, or restricting the sale or other disposition of property or assets of Crescent LP or any of its Restricted Subsidiaries that secure Indebtedness of Crescent LP or any of its Restricted Subsidiaries.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of either Crescent LP or Crescent REIT or with any Affiliate of either Crescent LP or Crescent REIT or any of their respective Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to Crescent LP or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

     (1) any transaction solely between Crescent LP and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

     (2) the payment of reasonable and customary compensation, fees and expenses to trust managers, directors or executive officers of Crescent REIT, the General Partner, Crescent LP or any of Crescent LP's Restricted Subsidiaries so long as a majority of the independent trust managers of Crescent REIT (or by any committee of independent trust managers of Crescent REIT) has approved the terms thereof;

     (3) subject to the provisions of (2) above, Permitted REIT Payments; or

     (4) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any Permitted Investments.

Any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by
(1) through (4) of the immediately foregoing paragraph, the aggregate amount of which exceeds $25 million in value must be determined to be fair by a majority of the independent trust managers of Crescent REIT or by any committee of independent trust managers of Crescent REIT.

LIMITATION ON ASSET SALES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

     (1) the consideration received by Crescent LP or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, and

     (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments.

In the event and to the extent that the Net Cash Proceeds received by Crescent LP or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Crescent LP and its Restricted Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then Crescent LP shall or shall cause the relevant Restricted Subsidiary to:

     (1) within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Total Assets:

         - apply an amount equal to such excess Net Cash Proceeds to permanently reduce Indebtedness of any Restricted Subsidiary owing to a Person other than Crescent LP or any of its Restricted Subsidiaries or, in the case of an Asset Sale of assets of Crescent Real Estate Funding IX, L.P., to redeem the Funding IX Preferred Shares, or

         - invest an equal amount, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within 6 months after the date of such agreement), in property or assets (other than current assets and other than notes, bonds, obligations or securities) of a nature or type (or in a Restricted Subsidiary or a Permitted Joint Venture having property and assets of a nature or type) useful in a Related Business ("Replacement Assets") on the date of such investment, and

     (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of Net Cash Proceeds shall be reduced from time to time to the extent applied in accordance with this paragraph.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the second preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $50 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders (and holders of other Pari Passu Indebtedness to the extent required by the terms thereof) on a pro rata basis an aggregate principal amount of Notes (and other such Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

Notwithstanding the first two paragraphs of this covenant, Crescent LP and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

     (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

     (2) such Asset Sale is for fair market value; provided that any cash or Temporary Cash Investments received by Crescent LP or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first three paragraphs of this covenant.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest (if any) to the Payment Date.

There can be no assurance that the Issuers will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuers that might be outstanding at the time). The above covenant requiring the Issuers to repurchase the Notes will, unless consents are obtained, require the Issuers to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

Whether or not Crescent LP is then required to file reports with the Commission, Crescent LP shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto; provided that, if filing such documents by Crescent LP with the Commission is not permitted under the Exchange Act, Crescent LP shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective holder. Crescent LP shall supply the Trustee and each holder or shall supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, Crescent LP shall furnish to any holder and to any prospective investor, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons who are not "affiliates" under the Securities Act.

EVENTS OF DEFAULT

Events of Default under the Indenture include the following:

     (1) default in the payment of principal of, or premium, if any, on any Note when due and payable at maturity, upon acceleration, redemption or otherwise;

     (2) default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

     (3) default in the performance or breach of the provisions of "Consolidation, Merger and Sale of Assets" covenant or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants;

     (4) default in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

     (5) there occurs with respect to any issue or issues of Indebtedness of either Issuer or any of the Restricted Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

         - an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity; or

         - the failure to make a principal payment at the final (but not any interim) fixed maturity;

     (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

         - shall be rendered against either Issuer or any Restricted Subsidiary and shall not be paid or discharged, and

         - there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (7) a court having jurisdiction in the premises enters a decree or order for:

         - relief in respect of either Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

         - appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary, or

         - the winding up or liquidation of the affairs of either Issuer or any Significant Subsidiary,

     and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (8) either Issuer or any Significant Subsidiary:

         - commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

         - consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary, or

         -   effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to either Issuer) occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.

If an Event or Default specified in clause (7) or (8) above occurs with respect to either Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     - all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

     - the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see " -- Modification and Waiver."

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

     (1) the holder gives the Trustee written notice of a continuing Event of Default;

     (2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

     (3) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture requires certain officers of the Issuers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuers and their respective Restricted Subsidiaries and of their performance under the Indenture and that the Issuers have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Neither of the Issuers will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into either of the Issuers unless:

     (1) such Issuer shall be the continuing Person, or the Person formed by such consolidation or into which such Issuer is merged or that acquired or leased such property and assets of such Issuer shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof (provided that for so long as Crescent LP or any successor Person is a partnership there must be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Crescent

     LP and that is a corporation organized and existing under the laws of the United States or any state or jurisdiction thereof) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer on the Notes and under the Indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction on a pro forma basis, Crescent LP or any Person becoming the successor obligor of the Notes replacing Crescent LP (x) could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant and (y) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Crescent LP immediately prior to such transaction; and

     (4) Crescent LP delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of Crescent LP, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of either Issuer; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

For purposes of the foregoing, the transfer (by lease, assignment, sale, or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Crescent LP, the Capital Stock of which constitutes all or substantially all of the properties and assets of Crescent LP, shall be deemed to be the transfer of all or substantially all of the properties and assets of Crescent LP.

DEFEASANCE

Defeasance and Discharge. The Indenture provides that the Issuers will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other things: certain obligations to register the transfer or exchange of the Notes; to replace stolen, lost or mutilated Notes; to maintain paying agencies; and to hold monies for payment in trust) if, among other things,

     (1) the Issuers have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

     (2) the Issuers have delivered to the Trustee:

        (A) either

             - an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers' exercise of the option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, or

             - a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, and

        (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Crescent LP or any of its Restricted Subsidiaries is a party or by which Crescent LP or any of its Restricted Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (3) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Certain Covenants Applicable At All Times," "Certain Covenants That Will Cease to Apply During Suspension Period," "Repurchase of Notes upon a Change of Control" and "Commission Reports and Reports to Holders" and clause (3) under "Events of Default," clause (4) under "Events of Default" with respect to such other covenants described above and clauses (5) and (6) under "Events of Default" shall be deemed not to be Events of Default upon, among other things:

     (1) the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

     (2) the satisfaction of the provisions described in clauses (2)(B), and (3) of the preceding paragraph titled "Defeasance and Discharge," and

     (3) the delivery by Crescent LP to the Trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event the Issuers exercise their option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuers will remain liable for such payments.

MODIFICATION AND WAIVER

Subject to certain limited exceptions, modifications and amendments of the Indenture may be made by the Issuers and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

     (2) reduce the principal amount of, or premium, if any, or interest on, any Note,

     (3) change the place of payment of principal of, or premium, if any, or interest on, any Note,

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

     (5) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

     (6) following the occurrence of a Change of Control, amend, change, or modify in any respect the obligation of the Issuers to make and consummate an Offer to Purchase in the event of a Change of Control that has occurred or modify any of the provisions or definitions with respect thereto,

     (7) alter the provisions relating to the redemption of the Notes at the option of the Issuers,

     (8) make the Notes subordinated in right of payment to any other Indebtedness of the Issuers, or

     (9) reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify, amend or waive compliance with certain provisions of the Indenture.

NO PERSONAL LIABILITY OF INCORPORATORS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The Indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the Indenture contain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

                       BOOK-ENTRY SETTLEMENT AND CLEARANCE


THE GLOBAL NOTES

The Affiliate Notes sold in the secondary market by affiliate purchasers will be issued, upon resale, in the form of a registered note in global form, without interest coupons, represented by a Resold Affiliate Notes global note.

Upon issuance, the global note will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in the global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global note may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

All interests in the global note will be subject to the operations and procedures of DTC. We provide the following summary of the operations and procedures of DTC solely for the convenience of investors. The operations and procedures of the DTC settlement system are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     -   a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     -   a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

As long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical, certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the Notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

     -   certain other events provided in the indenture should occur.

                               SELLING NOTEHOLDERS

GENERAL

We originally issued the Affiliate Notes, which were then sold by certain initial purchasers in transactions exempt from the registration requirements of the Securities Act to affiliate purchasers reasonably believed by them to be "accredited investors" as defined by Rule 501(a) under the Securities Act. This Prospectus relates to the offer and sale from time to time of up to all $50 million of the Affiliate Notes by Richard E. Rainwater, Darla D. Moore, Courtney
E. Rainwater, Matthew J. Rainwater, R. Todd Rainwater, The Richard E. Rainwater Charitable Remainder Unitrust No. 2 and Rainwater, Inc., which we call, collectively, the affiliate purchasers. It is unknown if, when or in what amounts any of the affiliate purchasers may offer the Affiliate Notes for sale. There is no assurance that any of the affiliate purchasers will sell any or all of the Affiliate Notes.

This Prospectus has been prepared pursuant to our obligations under that certain Amended and Restated Registration Rights Agreement, dated June 5, 2002, by and among us and the affiliate purchasers (the "Registration Rights Agreement"). In accordance with the Registration Rights Agreement, which contains customary representations and warranties relating to us, this Prospectus (and the registration statement of which it is a part) relates to sales of the Affiliate Notes by the affiliate purchasers, subject to the terms and conditions set forth in the Registration Rights Agreement.

In addition, in the Registration Rights Agreement, we have agreed to indemnify the affiliate purchasers against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the affiliate purchasers may be required to make in respect thereof. Insofar as indemnification of the affiliate purchasers for liabilities arising under the Securities Act may be permitted pursuant to such agreements, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Because the affiliate purchasers may offer all or some of the Affiliate Notes pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Affiliate Notes, no estimate can be given as to the amount of Affiliate Notes that will be held by each affiliate purchaser after completion of the offering.

The affiliate purchasers and any broker or dealer to or through whom any of the Affiliate Notes are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Affiliate Notes offered by this Prospectus, and any profits realized by the affiliate purchasers or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses that the affiliate purchasers will bear are not expected to exceed normal selling expenses for sales. The registration of the Affiliate Notes under the Securities Act shall not be deemed an admission by any of the affiliate purchasers or by us that the affiliate purchasers are underwriters for purposes of the Securities Act of any Affiliate Notes offered by this Prospectus.

AFFILIATE NOTES OFFERED

The table below sets forth the name of each affiliate purchaser and the principal amount at maturity of Affiliate Notes that each affiliate purchaser may offer pursuant to this Prospectus. Except as set forth under " -- Material relationships" and " -- Certain transactions", to our knowledge, none of the affiliate purchasers has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding partnership units.

The principal amounts of the Affiliate Notes provided in the table below are based on information provided to us by each of the affiliate purchasers as of September 19, 2002, and the percentages are based on $50 million principal amount at maturity of Affiliate Notes outstanding.

Since the date on which each affiliate purchaser provided this information, each affiliate purchaser identified below may have sold, transferred or otherwise disposed of all or a portion of their Affiliate Notes in a transaction exempt from the registration requirements of the Securities Act. Information concerning the affiliate purchasers may change from time to time and any changed information will be set forth in supplements to this Prospectus to the extent required.

                                               AGGREGATE PRINCIPAL AMOUNT
                                                AT MATURITY OF AFFILIATE
                                                NOTES THAT ARE OWNED AND   PERCENTAGE OF AFFILIATE  PERCENTAGE OF NOTES
             AFFILIATE PURCHASERS                      MAY BE SOLD             NOTES OUTSTANDING        OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------
Richard E.  Rainwater                                 $21,000,000                   42.0%                   5.6%
Darla D. Moore                                          2,000,000                    4.0                     *
Courtney E. Rainwater                                   2,000,000                    4.0                     *
Matthew J. Rainwater                                    2,000,000                    4.0                     *
R. Todd Rainwater                                       3,000,000                    6.0                     *
The Richard E. Rainwater Charitable Remainder
Unitrust No. 2                                         10,000,000                   20.0                    2.7
Rainwater, Inc.                                        10,000,000                   20.0                    2.7

-----------------
*Less than 1%

MATERIAL RELATIONSHIPS

Richard E. Rainwater is the Chairman of the Board of Trust Managers of Crescent, which owns 100% of the capital stock of the General Partner, which controls the Operating Partnership. Mr. Rainwater also beneficially owns approximately 13.4% of the outstanding common shares of Crescent (including Mr. Rainwater's ownership of Operating Partnership units, which are exchangeable on the basis of two Crescent common shares for each unit or, at the option of Crescent, an equivalent amount of cash).

Darla D. Moore is Mr. Rainwater's spouse and Courtney E. Rainwater, Matthew J. Rainwater and R. Todd Rainwater are three of Mr. Rainwater's adult children. Rainwater, Inc. is a corporation owned and controlled by Mr. Rainwater. Each of these affiliate purchasers is a beneficial owner of less than 1% of the outstanding common shares of Crescent.

CERTAIN TRANSACTIONS

For purposes of the following discussion, the term "Crescent" includes, unless the context otherwise requires, the Operating Partnership and the other subsidiaries of Crescent and the Operating Partnership, in addition to Crescent.

LOANS AND CONTRIBUTIONS TO DBL HOLDINGS, INC.

As of June 30, 2002, Crescent owned 97.44% of DBL Holdings, Inc., which we call DBL, with the remaining 2.56% economic interest in DBL (including 100% of the voting interest in DBL) held by John C. Goff, Chief Executive Officer of Crescent. Originally, Mr. Goff contributed his voting interests in Houston Area Development Corp., which we call HADC, and Mira Vista Development Corp., which we call MVDC, two of Crescent's residential development corporations, for his interest in DBL.

DBL has two wholly owned subsidiaries, DBL-ABC, Inc. and DBL-CBO, Inc., the assets of which are described in the following paragraphs, and DBL directly holds 66% of the voting stock, representing a 4% economic interest, in MVDC and HADC.

Since June 1999, Crescent has contributed approximately $23.8 million to DBL in the form of cash and loans. These funds were used by DBL to make an equity contribution to DBL-ABC, which committed to purchase a limited partnership interest representing a 12.5% interest in G2 Opportunity Fund, LP, which we call G2. G2 was formed for the purpose of investing in commercial mortgage backed securities and other commercial real estate investments and is managed and controlled by an entity, which we call the G2 General Partner, that is owned equally by Goff-Moore Strategic Partners, L.P., which we call GMSP, and GMAC Commercial Mortgage Corporation. The G2 General Partner is entitled to an annual asset management fee. Additionally, the G2 General Partner has a 1% interest in profits and losses of G2 and, after payment of specified amounts to partners, a 50% interest in G2. The ownership structure of the entity that ultimately controls GMSP consists of 50% ownership by Ms. Moore and 50% by Mr. Goff. In addition, Mr. Rainwater is a limited partner of GMSP. At June 30, 2002, DBL had an approximately $14.5 million investment in G2 and had repaid in full the loans from us.

In March 1999, DBL-CBO acquired a $6.0 million aggregate principal amount of the Juniper Notes. DBL-CBO obtained the funds to purchase the Juniper Notes by selling all of the equity interest in DBL-CBO, which we call the Equity Interest, to DBL for $6.0 million. DBL, in turn, obtained the purchase price for the Equity Interest pursuant to a $6.0 million loan agreement and related term note from Crescent that was secured by the Equity Interest. The loan accrued interest at the rate of 12% per annum and was paid in full in March 2001.

TRANSACTIONS WITH CRESCENT OPERATING

MANAGEMENT AND GENERAL BUSINESS RELATIONSHIPS

In April 1997, Crescent established Crescent Operating to be the lessee and operator of certain assets to be acquired by Crescent and to perform the Intercompany Agreement, pursuant to which each party agreed to provide the other with rights to participate in certain transactions. Crescent was not permitted to operate or lease these assets under then-existing federal income tax laws applicable to REITs.

Messrs. Rainwater and Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of Crescent and, until February 14, 2002, were also, respectively, the Chairman of the Board and the Vice Chairman of the Board of Crescent Operating. In addition, Mr. Goff serves as the Chief Executive Officer of Crescent and the General Partner and as the sole director of the General Partner and, until February 14, 2002, also served as Chief Executive Officer of Crescent Operating. Anthony M. Frank and Paul E. Rowsey, III are members of the Board of Crescent and, until their resignations on February 14, 2002, were members of the board of directors of Crescent Operating. As of June 30, 2002, Messrs. Rainwater and Goff beneficially owned an aggregate of approximately 18.4% of the outstanding common stock of Crescent Operating through their aggregate ownership of 2,111,835 shares of Crescent Operating common stock, including shares underlying vested options. As of June 30, 2002, Ms. Moore beneficially owned less than 1% of the outstanding common stock of Crescent Operating through her ownership of 45,178 shares, Rainwater, Inc. beneficially owned less than 1% of the outstanding common stock of Crescent Operating through its ownership of 10,520 shares and Office Towers LLC, a Nevada limited liability company, owned by Mr. Rainwater and Rainwater, Inc., beneficially owned approximately 5.8% of the outstanding common stock of Crescent Operating through its ownership of 622,715 shares. In addition, Mr. Goff directly owns shares of the common stock of Crescent Operating through his ownership interest in COPI Colorado, L.P., which we call COPI Colorado, as described below.

LOANS TO CRESCENT OPERATING AND COPI COLORADO

CRESCENT OPERATING. In connection with the formation and capitalization of Crescent Operating, Crescent contributed $14.1 million to Crescent Operating and loaned approximately $35.9 million to Crescent Operating pursuant to a five-year loan, which we call the Crescent Operating Term Loan, which bears interest at 12% per annum, is collateralized by a lien on certain assets that Crescent Operating now owns or may acquire in the future and matures in May 2002. Also in connection with Crescent Operating's formation, Crescent established a $20.4 million line of credit, which we call the Line of Credit, which bears interest at 12% per annum. The Line of Credit is cross-defaulted and cross-collateralized with the Crescent Operating Term Loan and matures no later than June 2007. In March 1999, Crescent loaned approximately $19.5 million to Crescent Operating pursuant to a three-year loan, which bears interest at 9% per annum and is collateralized by certain assets that Crescent Operating owned at the time the loan was made, now owns or may acquire in the future, which we call the 1999 Crescent Operating Term Loan. As of December 31, 2001, the outstanding principal balance on the Crescent Operating Term Loan was ap-proximately $18.0 million, plus accrued interest of approximately $200,000. As of December 31, 2001, the outstanding principal balance on the Line of Credit was $19.7 million, plus accrued interest of approximately $100,000. As of December 31, 2001, the outstanding principal balance on the 1999 Crescent Operating Term Loan was $23.6 million, plus accrued interest of $200,000.

COPI COLORADO. As of December 31, 2001, Crescent owned approximately 90% of the outstanding stock (all of which is non-voting) of Crescent Resort Development, Inc., which we call CRD. The voting stock of CRD was owned by COPI Colorado, in which, as of December 31, 2001, Crescent Operating owned a 60% general partner interest, and Mr. Goff owned a 20% limited partner interest. Crescent Operating funded its acquisition of the general partner interest with proceeds of a $9.0 million loan from Crescent, which we call the COPI Colorado Note. This note bears interest at 12% per annum, with interest payable quarterly, and matures in May 2002. The note was secured by Crescent Operating's general partner interest in COPI Colorado and is cross-collateralized and cross-defaulted with Crescent Operating's other borrowings from us. As of December 31, 2001, the note had an outstanding principal balance of $11.7 million (due to the addition of accrued interest to the original principal balance), plus accrued interest of $100,000.

DEFAULTS UNDER CRESCENT OPERATING AND COPI COLORADO LOANS. As of February 12, 2001, Crescent notified Crescent Operating that $76.2 million of principal and accrued interest due under the Crescent Operating Term Loan, the Line of Credit, the 1999 Crescent Operating Term Loan and the COPI Colorado Note was past due. See " -- Reorganization transactions" below for a description of the transfers of specified Crescent Operating assets to Crescent and the resulting reduction in amounts due under these loans.

LOANS TO OTHER AFFILIATES OF CRESCENT OPERATING

CR LICENSE AND CRL INVESTMENTS. As of June 30, 2002, Crescent had a 30.0% interest in CR License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. Crescent also had a 100% economic interest, representing all of the common stock, in CRL Investments, Inc., which we call CRLI and which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada.

Crescent has provided CRLI with a $7.0 million credit facility which bears interest at 12% per annum and matures in August 2003. As of June 30, 2002, the total amount outstanding under the credit facility was $7.2 million. Crescent also committed to invest $8.0 million in equity in CRLI. As of June 30, 2002, Crescent had made equity contributions aggregating $7.7 million to CRLI.

CR NOTES AND SONOMA NOTE. In connection with the acquisition by Crescent Operating, effective July 31, 1997, of the companies that leased certain Crescent-owned hotel properties, Crescent Operating acquired 100% of an entity that had outstanding debt under notes in the original principal amounts of approximately $2.4 million and $650,000, which we call collectively, the CR Notes, payable to Crescent in connection with the acquisition of Canyon Ranch-Tucson. The CR Notes bear interest at a rate of 10.75% per annum, are secured by deeds of trust for certain real and personal property and mature in August 2003. The aggregate outstanding balance at December 31, 2001 on the CR Notes was approximately $951,000. In addition, Crescent Operating acquired 100% of an entity that had outstanding debt under a promissory note of approximately $190,964, which we call the Sonoma Note, payable to Crescent in connection with the acquisition of Sonoma Mission Inn & Spa. The Sonoma Note bears interest at a rate of 7.5% per annum and matures in November 2006. The outstanding balance of the Sonoma Note at December 31, 2001 was approximately $190,964. In connection with the acquisitions described below under "--Reorganization transactions," Crescent acquired the entities that were the borrowers under the CR Notes and the Sonoma Note. As a result, the CR Notes and the Sonoma Note were eliminated.

LEASES OF RESORT/HOTEL PROPERTIES TO CRESCENT OPERATING SUBSIDIARIES

As of December 31, 2001, Crescent owned nine hotel and resort properties, which we call collectively, the Resort/Hotel Properties, eight of which Crescent leased to subsidiaries of Crescent Operating, which we call the Hotel Lessees, pursuant to eight separate leases, which we call the Hotel Leases. Under the Hotel Leases, each having an initial term of 10 years, the Hotel Lessees assumed the rights and obliga-tions of the property owner under any related management agreement with the hotel operators, as well as the obligation to pay all property taxes and other costs related to the property. Each of the Hotel Leases provides for the respective Hotel Lessee to pay (i) base rent, with periodic rent increases, if applicable, (ii) percentage rent based on a percentage of gross hotel receipts or gross room revenues, as applicable, above a specified amount, and (iii) a percentage of gross food and beverage revenues above a specified amount.

Crescent Operating executed a master guaranty and other guaranties pursuant to which Crescent Operating unconditionally guarantees payment and performance under the Hotel Leases by the Hotel Lessee solely from Crescent Operating's hotel and resort-related assets and income streams.

During the year ended December 31, 2001, Crescent received approximately $19.1 million in cash rent payments under the Hotel Leases. Between January 1, 2002 and February 14, 2002, Crescent received approximately $6.0 million in rent under the Hotel Leases. On February 14, 2002, Crescent Operating transferred to Crescent, in lieu of foreclosure, all of Crescent Operating's assets associated with the Hotel Properties, including the lessee interests in the Hotel Leases, in consideration of Crescent's agreement to cancel $23.6 million of rent due under the Hotel Leases.

LEASE OF TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES

As of June 30, 2002, Crescent held a 40% interest in a general partnership, which we call the Temperature-Controlled Logistics Partnership, which, through its ownership of a corporation owns 89 temperature-controlled logistics properties, which we call the Temperature-Controlled Logistics Properties. The business operations associated with the Temperature-Controlled Logistics Properties are owned by AmeriCold Logistics, which is owned 60% by Vornado Operating, L.P. and 40% by a subsidiary of Crescent Operating. Crescent has no interest in AmeriCold Logistics.

AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146 million, the adjustment of the rental obligation for 2002 to $150 million (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5.0 million to $9.5 million (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

As of June 30, 2002, Crescent had loaned AmeriCold Logistics an aggregate of approximately $11 million pursuant to three separate loans that bear interest at rates ranging from 12% to 14% per annum. The loans, which originally were scheduled to mature on December 31, 2002, have been extended and are now scheduled to mature on December 31, 2004.

AmeriCold Logistics deferred $25.5 million of rent for the year ended December 31, 2001, of which Crescent's share was $10.2 million. In December 2001, the Temperature-Controlled Logistics Corporation waived its right to collect $39.8 million of the total $49.9 million of deferred rent, of which Crescent's share was $15.9 million.

For the six months ended June 30, 2002, AmeriCold Logistics deferred $9.3 million of rent, of which Crescent's share was $3.7 million.

RESIDENTIAL DEVELOPMENT CORPORATIONS

As of December 31, 2001, Crescent owned 95% of the outstanding stock (all of which was non-voting) of two residential development corporations, Desert Mountain Development Company, which we call Desert Mountain, and The Woodlands Land Company, Inc., which we call The Woodlands, and Crescent Operating owned 5% of the outstanding stock of these corporations. As of December 31, 2001, Crescent owned approximately 90% of a third residential development corporation, CRD (representing all of the non-voting stock), and COPI Colorado owned the remaining 10% (representing all of the voting stock).

REORGANIZATION TRANSACTIONS

On January 1, 2001, the provisions of a new federal law relating to REITs, known as the REIT Modernization Act, became effective. This legislation allows Crescent, through our subsidiaries, to operate or lease certain of our investments that had been previously operated or leased by Crescent Operating.

On June 28, 2001, Crescent and Crescent Operating entered into an asset and stock purchase agreement in which Crescent agreed to pay to Crescent Operating approximately $78.4 million, payable in cancellation of certain debt and rent obligation and cash, in exchange for (i) all of the assets related to Crescent Operating's hospitality business, including lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating, (ii) all of the voting equity owned by Crescent Operating and its subsidiaries in three residential development corporations (CRD, Desert Mountain and The Woodlands) and (iii) all of the membership interests of CR License LLC owned by Crescent Operating. In connection with that agreement, Crescent agreed that it would not charge interest on the loans to Crescent Operating from May 1, 2001 and that it would allow Crescent Operating to defer all principal and interest payments due under the loans until December 31, 2001.

Also on June 28, 2001, Crescent entered into an agreement to make a $10.0 million investment in Crescent Machinery Company, a wholly owned subsidiary of Crescent Operating, which we call Crescent Machinery. This investment, together with $19.0 million of capital from a third-party investment firm, was expected to put Crescent Machinery on solid financial footing.

In October 2001, management of Crescent Operating, Crescent and the third-party investor amended the terms of the original securities purchase agreement to reflect changes in the market price of the Crescent Operating common stock since the date of the original agreements.

Crescent stopped recording rent from the leases of the Hotel Properties on October 1, 2001, and recorded impairment and other adjustments related to Crescent Operating in the fourth quarter of 2001, based on the estimated fair value of the underlying collateral.

On January 22, 2002, Crescent terminated the purchase agreement pursuant to which Crescent would have acquired the lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating, the voting interests held by subsidiaries of Crescent Operating in three of the residential development corporations in which Crescent also owns interests, and other assets.

On February 4, 2002, Crescent terminated the agreement relating to its planned investment in Crescent Machinery. On February 6, 2002, Crescent Machinery Company filed for protection under the federal bankruptcy laws.

On February 12, 2002, Crescent delivered default notices to Crescent Operating relating to approximately $49.0 million of unpaid rent and approximately $76.2 million of principal and accrued interest due to Crescent under the Crescent Operating Term Loan, the Line of Credit, the 1999 Crescent Operating Term Loan and the COPI Colorado Note.

On February 14, 2002, Crescent executed an agreement, which we call the Agreement, with Crescent Operating, pursuant to which (i) Crescent Operating transferred to Crescent's subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating and, pursuant to a strict foreclosure, the voting interests in three of Crescent's residential development corporations and other assets and (ii) Crescent agreed to assist and provide funding to Crescent Operating for the implementation of a pre-packaged bankruptcy of Crescent Operating. As a result of the transfers, Crescent reduced Crescent Operating's rent obligations by $23.6 million, and its debt obligations by $40.1 million.

As part of the February 14 transactions, Crescent acquired Crescent Operating's general partner interest in COPI Colorado through a strict foreclosure. Immediately prior to Crescent's acquisition of the interest,

COPI Colorado distributed to its partners, pro rata in accordance with their relative percentage interests in COPI Colorado, the 1,102,530 shares of Crescent Operating common stock that it owned. The shares distributed to Crescent Operating were canceled.

In addition, Crescent acquired, in a strict foreclosure on February 14, 2002, Crescent Operating's 1.5% interest in CR License, LLC and 5.0% interest, representing all of the voting stock, in CRL Investments, Inc.

The Agreement provides that Crescent and Crescent Operating will jointly seek to have a pre-packaged bankruptcy plan for Crescent Operating, reflecting the terms of the Agreement, approved by the bankruptcy court. Under the Agreement, Crescent has agreed to provide approximately $14.0 million to Crescent Operating in the form of cash and common shares of Crescent to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of Crescent's common shares to the Crescent Operating stockholders. Crescent has also agreed, however, that it will issue common shares with a minimum dollar value of $2.2 million to the Crescent Operating stockholders, even if it would cause the total costs, claims and expenses that it pays to exceed $14.0 million. Currently, Crescent estimates that the value of the common shares that will be issued to the Crescent Operating stockholders will be approximately $2.2 million to $5.4 million. The actual value of the common shares issued to the Crescent Operating stockholders will not be determined until the confirmation of Crescent Operating's bankruptcy plan and could vary from the estimated amounts, but will have a value of at least $2.2 million.

If the Crescent Operating bankruptcy plan is approved by the required vote of the shares of Crescent Operating common stock, the stockholders of Crescent Operating will receive Crescent common shares. As stockholders of Crescent Operating, Mr. Rainwater and Mr. Goff will also receive Crescent common shares.

In addition, Crescent has agreed to use commercially reasonable efforts to assist Crescent Operating in arranging Crescent Operating's repayment of its $15.0 million obligation to Bank of America, together with any accrued interest. Crescent Operating obtained the loan primarily to participate in investments with Crescent. At the time Crescent Operating obtained the loan, Bank of America required, as a condition to making the loan, that Richard E. Rainwater, the Chairman of the Board, and Mr. Goff, the Chief Executive Officer of Crescent, enter into a support agreement with Crescent Operating and Bank of America, pursuant to which they agreed to make additional equity investments in Crescent Operating if Crescent Operating defaulted on payment obligations under its line of credit with Bank of America and the net proceeds of an offering of Crescent Operating securities were insufficient to allow Crescent Operating to pay Bank of America in full. Effective December 31, 2001, the parties executed an amendment to the line of credit providing that any defaults existing under the line of credit on or before March 8, 2002 are temporarily cured unless and until a new default shall occur.

Crescent holds a first lien security interest in Crescent Operating's entire membership interest in AmeriCold Logistics. REIT rules prohibit Crescent from acquiring or owning the membership interest that Crescent Operating owns in AmeriCold Logistics. Under the Agreement, Crescent agreed to allow Crescent Operating to grant Bank of America a first priority security interest in the membership interest and to subordinate its own security interest to Bank of America. Crescent expects to form and capitalize a separate entity to be owned by Crescent's shareholders and unitholders, and to cause the new entity to commit to acquire Crescent Operating's entire membership interest in the tenant, for between $15.0 and $15.5 million. Under the Agreement, Crescent Operating has agreed that it will use the proceeds of the sale of the membership interest to repay Bank of America in full.

Pursuant to the Crescent Operating bankruptcy plan, the current and former directors and officers of Crescent Operating and the current and former trust managers and officers of Crescent also have received a release from Crescent Operating of liability for any actions taken prior to February 14, 2002, and, depending on various factors, will receive certain liability releases from Crescent Operating and its stockholders.

                              PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the Affiliate Notes.

The sale or distribution of all or any portion of the Affiliate Notes may be effected from time to time by the affiliate purchasers, or any of their pledgees, donees, transferees or other successors in interest to the affiliate purchasers. The sales may be made directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, in the over-the-counter market, on any national securities exchange or automated quotation system on which the Affiliate Notes may be listed or traded, in privately negotiated transactions, to or through a market maker, or through any other legally available means. In addition, the sales will be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The methods by which the Affiliate Notes may be sold or distributed include:

o a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Affiliate Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o pro rata distributions as part of the liquidation and winding up of the affairs of any affiliate purchaser or successor in interest that is an entity;

o pledges to a lender as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; or

o        any other legally available means.

In effecting sales, brokers or dealers engaged by the affiliate purchasers may arrange for other brokers or dealers to participate. Any public offering price and any discount, concession or commission allowed or reallowed or paid to dealers may be changed from time to time and, as to any particular underwriter, broker, dealer or agent, may be in excess of those customary in the types of transactions involved.

The affiliate purchasers may from time to time sell all or a portion of the Affiliate Notes short and deliver those securities to cover the short sale or sales, or may deliver Affiliate Notes upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The affiliate purchasers also may enter into hedging transactions with brokers, dealers or other financial institutions, which may in turn engage in short sales of the Affiliate Notes in the course of hedging the positions they assume.

The affiliate purchasers and the brokers or dealers participating in the distribution of the Affiliate Notes may be deemed "underwriters" within the meaning of the Securities Act. Any profit on the sale of the Affiliate Notes by the affiliate purchasers and any discounts, concessions or commissions received by any such brokers or dealers may be regarded as underwriting commissions under the Securities Act.

In connection with the sale or distribution of the Affiliate Notes, the rules of the Commission permit any underwriter to engage in certain transactions that stabilize the price of the Affiliate Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Affiliate Notes.

Underwriters, brokers, dealers or agents may be entitled, under agreements with us, to indemnification against the contribution toward certain civil liabilities, including liabilities under the Securities Act.

We will pay all expenses in connection with the registration of the Affiliate Notes. The affiliate purchasers will pay for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Affiliate Notes.

Affiliate Notes not sold pursuant to the registration statement on Form S-3 of which this Prospectus is a part may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose Affiliate Notes are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of Affiliate Notes which does not exceed the greater of one percent of the our outstanding Notes or the average weekly reported trading volume of our Affiliate Notes during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Affiliate Notes by a person who is not an affiliate of Crescent and who has satisfied a two-year holding period without any volume limitation. Therefore, both during and after the effectiveness of the registration statement, affiliate purchasers may sell Affiliate Notes pursuant to Rule 144.

                                  LEGAL MATTERS

The legality of the offering of any securities made by this Prospectus with respect to the offering of any securities made by this Prospectus will be passed upon for the Operating Partnership and Crescent Finance by Shaw Pittman LLP, a limited liability partnership including professional corporations, counsel to the Operating Partnership and Crescent Finance.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Exchange Act, and must file annual, quarterly and other reports with the Commission. Some of the documents described or referred to in this Prospectus have been filed as exhibits to our periodic filings with the Commission. You may read and copy any of our periodic reports and other information filed with the Commission at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549. You can also obtain copies of filed documents by mail from the Public Reference Section at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. You can obtain further information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Filed documents are also available to the public on the Commission's website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of our Prospectus, and all information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference herein the documents listed below as well as any filings made with the Commission under Sections 13(a), 13(c), 12, or 15(d) of the Exchange Act from the date of the initial registration statement related to the Affiliate Notes and prior to the effectiveness of that registration statement, and any such filings made from the date of this Prospectus until the affiliate purchasers sell all of the Affiliate Notes under this Prospectus.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by our Forms 10-K/A, filed on April 1, 2002 and April 30, 2002, respectively;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

     - Current Report on Form 8-K, dated March 28, 2002; and

     - Current Report on Form 8-K, dated April 10, 2002.

You may request a copy of these filings at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

         Crescent Real Estate Equities Limited Partnership
         777 Main Street, Suite 2100
         Fort Worth, Texas 76102
         Attention: Keira B. Moody
         (817) 321-2100

Our Prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our Prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

You should rely only on the information in our Prospectus, any prospectus supplement and the documents that are incorporated herein by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in our Prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Prior to the date of this Prospectus, the Arthur Andersen partners who reviewed our most recent audited financial statements, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference in this registration statement of its audit report with respect to our financial statements.

Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

                                [CRESCENT LOGO]

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table itemizes the expenses incurred, or to be incurred, in connection with the registration of $50.0 million of the 9.25% Senior Notes due 2009 being registered hereunder, all of which will be borne by the Registrants. As indicated below, all amounts shown are estimates except for the Commission registration fee.

            Registration Fee -- Commission.................  $ 4,600
            Printing and Engraving Expenses................    1,800*
            Accounting Fees and Expenses...................        0*
            Legal Fees and Expenses........................   20,000*
                                                             -------
                       Total...............................  $26,400*
                                                             =======

            -------------
            * Estimate


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Crescent Real Estate Equities Limited Partnership's (the "Operating Partnership") limited partnership agreement (the "Agreement") provides that the Operating Partnership will indemnify any director or officer of the Operating Partnership, Crescent Real Estate Equities Company ("Crescent") or Crescent Real Estate Equities, Ltd. (the "General Partner") who is made a party to a proceeding by reason of his status as such director or officer (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership as set forth in the Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The indemnity extends to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Operating Partnership or any subsidiary entity (including, without limitation, any indebtedness which the Operating Partnership or any subsidiary entity has assumed or taken subject to). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth for indemnification. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendre or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified for indemnification with respect to the subject matter of such proceeding.

The right to indemnification conferred in the Agreement is a contract right and includes the right of each Indemnitee to be paid by the Operating Partnership the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Operating Partnership of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

Crescent's Restated Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. The Declaration of Trust provides that no trust manager shall be liable to Crescent for any act, omission, loss, damage or expense arising from the performance of his duties to Crescent save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Crescent carries insurance that purports to insure officers and trust managers of Crescent against certain liabilities incurred by them in the discharge of their official functions.

Crescent and the Operating Partnership have entered into indemnification agreements with each of Crescent's executive officers and trust managers. The indemnification agreements require, among other things, that Crescent and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Crescent and the Operating Partnership also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under Crescent's and Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, Crescent's Bylaws and Operating Partnership Agreement, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers or by the stockholders to alter, limit or eliminate the rights they provide.

Article 14 of Crescent Finance Company's ("Crescent Finance") Certificate of Incorporation provides as follows:

To the fullest extent permitted by the laws of the State of Delaware as the same exist or shall hereafter be amended, no director of the Corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article FOURTEENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the Delaware General Corporation Law or any successor thereto is amended with respect to the permissible limits of directors' liability, this Article FOURTEENTH shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article FOURTEENTH by the stockholders of the corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the corporation existing immediately prior to such repeal or modification.

Article seven, Section five of Crescent Finance's Bylaws provides as follows:

Subject to the Certificate of Incorporation, the Corporation shall indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware as such may be amended from time to time.

ITEM 16.  EXHIBITS

  4.01 Indenture, dated as of April 15, 2002, between the Registrants and UMB Bank, N.A. (filed as Exhibit 4.03 to the Registrants' Registration Statement on Form S-4 (File No. 333-89194) and incorporated herein by reference).

  4.02 Amended and Restated Registration Rights Agreement among the Registrants, Richard E. Rainwater, Darla D. Moore, Courtney E. Rainwater, Matthew J. Rainwater, R. Todd Rainwater, The Richard E. Rainwater Charitable Remainder Unitrust No. 2 and Rainwater, Inc. (filed as Exhibit 4.05 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File No. 333-89194) and incorporated herein by reference).

  4 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrants by this filing agree, upon request, to furnish to the Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrants.

  5.01 Opinion of Shaw Pittman LLP as to the legality of the securities being registered by the Registrant (filed herewith).

  12.01 Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Shares Dividends (filed herewith).

  23.01  Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit
         5.01 to this Registration Statement).

  25.01  Statement of Eligibility of Trustee (filed herewith).

ITEM 17.  UNDERTAKINGS.

(a)   The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP (Registrant)

                               By: CRESCENT REAL ESTATE EQUITIES, LTD.,
                                   its General Partner


                                      By:          /s/ John C. Goff
                                                   -----------------------------
                                      Name:        John C. Goff
                                      Title:       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                                  Date
----------                    -----                                  ----


/s/ John C. Goff              Sole Director and               September 18, 2002
----------------------------  Chief Executive Officer
John C. Goff                  of Crescent Real Estate
                              Equities, Ltd.
                              (Principal Executive Officer)



/s/ Jerry R. Crenshaw, Jr.    Senior Vice President and       September 18, 2002
----------------------------  Chief Financial Officer of
Jerry R. Crenshaw, Jr.        Crescent Real Estate Equities,
                              Ltd.
                              (Principal Financial and
                              Accounting Officer)

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.

                                           CRESCENT FINANCE COMPANY
                                           (Registrant)



                                           By:        /s/ John C. Goff
                                                      --------------------------
                                           Name:      John C. Goff
                                           Title:     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                   Title                                   Date
----------                   -----                                   ----


/s/ John C. Goff             Sole Director and                September 18, 2002
---------------------------  Chief Executive Officer
John C. Goff                 of Crescent Finance Company
                             (Principal Executive Officer)



/s/ Jerry R. Crenshaw, Jr.   Senior Vice President and        September 18, 2002
---------------------------  Chief Financial Officer of
Jerry R. Crenshaw, Jr.       Crescent Finance Company
                             (Principal Financial and
                             Accounting Officer)

                                 EXHIBIT INDEX

  4.01 Indenture, dated as of April 15, 2002, between the Registrants and UMB Bank, N.A. (filed as Exhibit 4.03 to the Registrants' Registration Statement on Form S-4 (File No. 333-89194) and incorporated herein by reference).

  4.02 Amended and Restated Registration Rights Agreement among the Registrants, Richard E. Rainwater, Darla D. Moore, Courtney E. Rainwater, Matthew J. Rainwater, R. Todd Rainwater, The Richard E. Rainwater Charitable Remainder Unitrust No. 2 and Rainwater, Inc. (filed as Exhibit 4.05 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File No. 333-89194) and incorporated herein by reference).

  4 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrants by this filing agree, upon request, to furnish to the Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrants.

  5.01 Opinion of Shaw Pittman LLP as to the legality of the securities being registered by the Registrant (filed herewith).

  12.01 Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Shares Dividends (filed herewith).

  23.01  Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit
         5.01 to this Registration Statement).

  25.01  Statement of Eligibility of Trustee (filed herewith).